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                                                                    EXHIBIT 10.7


September 15, 1999


Re: Alliance Medical Corporation - Summary of Lease for new facility

Landlord                        Bedford Property Investors

Tenant                          Alliance Medical Corporation

Location                        10232 South 51st Street, Phoenix, Arizona, 85044

Square Footage                  39,280 square foot - Alliance to be sole tenant

Term                            62 months - Commencing the earlier of the date
                                facility is opened for business or January 1,
                                2000

Access to Building for          From date of signing lease until the earlier of
 Tenant Improvements            start of business or January 1, 2000

Renewal Options                 2 - 5 year renewal options for a potential total
                                tenancy of 182 months.  Could be renewed for
                                additional term subject to negotiation between
                                Landlord and Tenant.

Structure of Lease              Typical triple net lease. Tenant is responsible
                                for all operating costs.

Minimum Monthly Rent            Months 1 - 2                   $     0.00
                                Months 3 - 32                   32,406.00
                                Months 33 - 62                  33,780.00

Estimated Monthly Operating
 Expenses At Start of Lease     $ 2,455.00

Landlords Allowance             $ 500,000.00

Security Deposits

  - Advance Rent                $ 35,523.46

  - Security Deposit            $ 500,000.00 Letter of Credit. (The intent of
                                the security deposit is to secure the Landlord's
                                Allowance.  The Letter of Credit will be
                                released as per Schedule 1 attached.)

Permitted Usage                 Wording from Alliance Offering Memorandum

Management Fee                  2% of gross rent (landlord would not move from
                                this position)

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                             BUSINESS PARK NET LEASE


         This Lease ("LEASE") is entered into by and between "Landlord" and "Tenant" (defined below and collectively the "PARTIES") and dated for reference purposes only as of September 23, 1999.

                         ARTICLE 1. SALIENT LEASE TERMS

         In addition to the terms defined throughout this Lease, the terms set forth below shall have the following meanings when referred to in this Lease:

1.1      RENT PAYMENT ADDRESS: Bedford Property Investors, Lockbox No. 73048 -
                  10232 S. 51st, P.O. Box 60000, San Francisco, CA 94160-3048

1.2      LANDLORD & NOTICE ADDRESS: BEDFORD PROPERTY INVESTORS, INC., 270
                  Lafayette Circle, Lafayette, CA 94549; facsimile number (925) 283-0896.

1.3      TENANT & NOTICE ADDRESS: ALLIANCE MEDICAL CORPORATION, A DELAWARE
                  CORPORATION; 10232 South 51st Street, Phoenix, AZ 85044, facsimile number 602-248-8137

1.4      PREMISES: 10232 SOUTH 51ST STREET, PHOENIX, ARIZONA 85044, containing approximately 39,280 square feet (the "RENTABLE AREA"), as outlined in Exhibit B.

1.5      BUILDING: 10232 SOUTH 51ST STREET, PHOENIX, ARIZONA 85044 in which the
                  Premises are located.

1.6      COMPLEX: 10232 SOUTH 51ST STREET, PHOENIX, in the State of Arizona
                  ("STATE"), consisting of: (i) that parcel of real property of which the Premises forms a part, (ii) the Common Area, and
                  (iii) any contiguous parcels owned by Landlord, as more particularly described in Exhibit A.

1.7      TERM:    (A)      Commencing on the date which is the earlier to occur
                           of (a) the date on which Tenant occupies the Premises other than for the purpose of constructing the "Tenant Improvements" (as defined in Exhibit C attached hereto), or (b) January 1, 2000 (the
                           "COMMENCEMENT DATE").

                  (B)      62 months

1.8      MINIMUM MONTHLY RENT:    (A)      Minimum Monthly: Months 1 - 2, $0.00
                                           Months 3 - 32, $32,406.00 each month
                                           Months 33 - 62, $33,780.00 each month
                                           (Plus rental tax, currently 1.9%)
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                                  (B)      Advance Rent: $35,523.36 (includes
                                           rental taxes and estimated operating
                                           expenses currently at $2,455.00 a
                                           month).

1.9      SECURITY DEPOSIT: $500,000.00, which may be in the form of a Letter of
                  Credit as provided in Addendum No. 1 attached hereto.

1.10     PERMITTED USE: The Premises shall be used solely for reprocessing and recycling of single-use, non-critical medical devices, including, without limitation, the cleaning, sharpening, sterilizing and packaging of such devices for re-use in subsequent medical procedures and related office and administrative use.

1.11     INITIAL PRO RATA %: 100.00 percent (i.e., 39,280 square feet in the
                           Premises/39,280 square feet in the Building).

1.12     LANDLORD'S ALLOWANCE: $500,000.00

1.13     CC&RS:   Date of Recordation March 15, 1983
                                     ----------------
                  Docket   N/A  , Page   N/A
                         -------       -------
                  Document Number 83-091990
                                  -------------------

1.14     MANAGEMENT FEE: 2 percent of gross rental revenue

1.15     BROKER:   CB RICHARD ELLIS AND CUSHMAN WAKEFIELD

1.16     CONTENTS: This Lease consists of Articles 1 through 34, and the following Exhibits and Addenda attached hereto and incorporated herein by this reference:

                   Exhibit A - Legal Description of Complex
                   Exhibit B - Plan of the Complex and Floor Plan of the
                   Premises
                   Exhibit C - Work Letter for Construction Obligations Exhibit D - Acknowledgment of Commencement of Term Exhibit E - Rules and Regulations
                   Addendum No. 1

                              ARTICLE 2. PREMISES

         2.1 Demising Clause. Landlord leases to Tenant and Tenant hires from Landlord the Premises upon the terms and conditions set forth in this Lease. Landlord reserves the area beneath and above the Building and the exterior thereof together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires, and structural elements leading through the Premises serving other parts of the Complex, so long as such items are concealed by walls, flooring or ceilings. Such reservation in no way affects the maintenance obligations imposed herein. Landlord may change the shape, size, location, number and extent of the improvements to any portion of the Complex without the consent of Tenant and without affecting Tenant's obligations hereunder; provided, that, the entrance and exit to the Premises and the Complex will not be modified, reconfigured, or altered in any manner by Landlord (as


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opposed to changes required by any governmental authority or applicable law)
that would materially and adversely affect access to or design of the Premises and/or materially and adversely affect Tenant's use of the Premises without Tenant's prior written consent (which consent will not be unreasonably withheld), nor will any action be taken by Landlord with respect to the Complex (other than changes required by any governmental authority or applicable law) the effect of which would be to materially and adversely interfere with Tenant's use and enjoyment of the Premises for the purposes permitted under this Lease.

        2.2 Covenants, Conditions and Restrictions. The Parties agree that this Lease is subject and subordinate to the effect of: (a) any covenants, conditions, restrictions, easements, mortgages or deeds of trust, ground leases, and any other matters or documents of record, including the CC&Rs, and all amendments or modification thereto (collectively, the "RESTRICTIONS"); (b) zoning and other laws of the city, county and state where the Complex is situated; and (c) general and special taxes not delinquent. Tenant agrees that as to its leasehold estate, Tenant and all persons in possession or holding under Tenant will conform to and will not violate the terms of any Restrictions. Landlord represents and warrants to Tenant of Landlord's actual knowledge without independent investigation or the imputation of knowledge from any other person or party that as of the date hereof the use of the Premises permitted herein is not in violation of any Restrictions. Provided, that Tenant is not in default of any obligation under this Lease after notice and the expiration of the applicable cure period, Landlord will take no actions that will unreasonably or materially adversely affect Tenant's ability to conduct its normal business operations in the Premises and use the Premises for the purposes permitted herein, except to the extent required by any governmental authority or applicable law.

                         ARTICLE 3. TERM AND POSSESSION

         3.1 Term. The Term of this Lease shall commence on the date specified in Section 1.7 (A) hereof and shall be for the term specified in
Section 1.7 (B) hereof, plus any partial month at the commencement of the Term.

         3.2 Actual Commencement Date. Upon written request of either party, Tenant and Landlord will execute a written acknowledgment of the actual Commencement Date in the form of Exhibit D.

         3.3 Pre-Term Possession. During any pre-term possession all terms and conditions of the Lease shall apply, including Tenant indemnities under the Lease and Tenant's payment of utilities, but excluding the payment of Rent.

         3.4 Delay. If Landlord cannot deliver possession of the Premises as of the date this Lease is executed by the parties, this Lease shall not be void or voidable, nor shall Landlord be liable for any loss or damage resulting therefrom. In such case, there will be a delay in the outside date for the Commencement Date and for the date on which Tenant shall be required to pay Minimum Monthly Rent and all other amounts owing under this Lease equal to the number of days by which Landlord has delayed delivery of the Premises to Tenant. Notwithstanding anything in this Lease to the contrary, if Landlord has not delivered possession of the Premises on or before thirty (30) days following the date this Lease is executed, Tenant shall have the right to terminate this Lease by written notice to Landlord. If Tenant so terminates the Lease, any


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amounts previously paid by Tenant to Landlord shall be returned to Tenant and the parties shall have no further obligations hereunder.

                            ARTICLE 4. MINIMUM RENT

         4.1 Payment. Tenant shall pay to Landlord Minimum as Monthly Rent for the Premises the amount specified in Section 1.8 (A) hereof. Minimum Monthly Rent is payable in advance on the first day of each month during the Lease Term at the address specified in Section 1.1 or such other address specified by Landlord. If the Lease Term commences on other than the first day of the month, the Rent for the first partial month shall be prorated accordingly. All payments of Minimum Monthly Rent (including sums defined as Rent in this Lease shall be in lawful money of the United States, and payable without deduction, setoff, offset, counterclaim, recoupment, notice or demand.

         4.2 Advance Rent. The amount specified in Section 1.8 (B) is paid to Landlord upon execution of this Lease as advance Rent; provided, however, that such amount shall be held by Landlord as a Security Deposit pursuant to the Lease until it is applied by Landlord to the Minimum Monthly Rent.

                                ARTICLE 5. TAXES

         5.1 Definition. The terms "REAL PROPERTY TAXES" or "TAXES" as used in this Lease include all of the following, but do not include any tax levied upon the net income or profits of Landlord:

                  (a) Present and future Real Property Taxes on the Building, the Complex, the land on which the Building is situated and the various estates in the Building and the land, including this Lease, as well as all personal property taxes levied on the property used in the operation of the Building or land;

                  (b) the cost to Landlord of contesting the amount, validity, or applicability of any Taxes;

                  (c) general or special assessments, improvement or other bonds, commercial and gross rental tax, levy, or tax imposed by any authority having the direct or indirect power to tax, as against any legal or equitable interest of Landlord in the Premises or in the real property of which the Premises are a part, as against Landlord's right to Rent or other income therefrom, or as against Landlord's business of leasing the Premises;

                  (d) any tax, fee, or charge with respect to the possession, leasing, transfer of interest, operation, management, maintenance, alteration, repair, use, or occupancy by Tenant, of any part of the Premises, Building, or Complex; and

                  (e) any tax imposed in substitution, partially or totally, for any tax previously included within the definition of Taxes herein, or any additional tax, the nature of which may or may not have been previously included within the definition of Taxes.



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         It is the intention of the Parties that the Rent received by Landlord is to be net of any Taxes in excess of the Base Taxes. If it is not lawful for Tenant to reimburse Landlord for any of the Taxes, the Minimum Monthly Rent shall be increased by the amount equal to the Taxes allocable to Tenant so as to net to Landlord the amount which it would have received if such Tax had not been imposed.

         5.2 Assessments. Only the current amount of any general or special assessments and statutory interest (prorated for any partial year) that comprise a part of the Taxes and are paid in annual or semi-annual installments shall be included within the computation of Taxes for which Tenant is responsible.

         5.3 Separate Assessment. If the Premises are assessed separately by the taxing agency, Tenant shall pay to such agency all Real Property Taxes applicable to the Premises or arising under Section 5.1 above. Such payment is due ten days prior to such Taxes becoming delinquent. If the Premises share parking or Common Area with other premises, Section 5.4 below shall apply to Taxes thereon.

         5.4 Proration. If the Premises are not separately assessed, Tenant shall pay as additional Rent to Landlord, within ten days after Notice, Tenant's share of all Real Property Taxes stated in the tax bill in which the Premises are included, including the parking and Common Area, as well as the improvements on all of said land, or otherwise arising under the provisions of this Article. As used in this Section, "TENANT'S SHARE" is a fraction in which the numerator is the square footage in the Premises and the denominator is the sum of all rentable areas included within the tax bill. The term "TAX BILL" means the tax bill that includes the Premises, or a group of tax bills aggregated at the option of Landlord, as long as all tax bills relate to the Complex.

         5.5 Estimated Payments. Landlord, at its option, may estimate the Taxes next due and collect from Tenant on a monthly basis, along with Tenant's payment of Minimum Monthly Rent, the amount of Tenant's estimated Tax obligation. About May 1 of each year during the Term (or as soon thereafter as is reasonably practicable), Landlord will provide Tenant with a reconciliation of Tenant's account with respect to such estimated Tax payments. If it is established upon such reconciliation that Tenant has not paid enough estimated Taxes to cover Tenant's share for the year in question, Tenant shall pay to Landlord the full amount of such shortage within ten days of billing. If it is established that Tenant has overpaid its Tax obligation, Tenant will receive a credit applicable to the next ensuing estimated Tax payments or a refund of the amount if the Term has expired.

         5.6 Personal Property Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere. When possible, Tenant shall cause such trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's personal property shall be assessed with Landlord's real property, or if any other Taxes or taxes which are payable by Tenant pursuant to this Lease or otherwise are assessed against Landlord or Landlord's real property, Tenant shall pay Landlord the Taxes and other taxes attributable to Tenant within ten days after receipt of a written statement setting forth the amount owed.



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         5.7      Net Rent. It is the intention of the Parties that the rent received by Landlord be net of any Taxes of any sort to be paid by Landlord, subject to the exclusions stated in Section 5.1. If it is not lawful for Tenant to reimburse Landlord for any of the Taxes in this Article, the Minimum Monthly Rent will be increased by the amount of the portion allocable to Tenant so as to net to Landlord the amount would have been received by Landlord if such tax had not been imposed. If, as a result of any application or proceeding brought by or on behalf of Landlord for reduction in the assessed valuation of the Premises or the Complex affecting any tax year occurring during the term of this Lease, there shall be a decrease in property taxes for any such tax year, Landlord's next annual statement following such decrease shall include an adjustment for such tax year reflecting the tax decrease, less all reasonable costs and expenses incurred by Landlord in connection with the application or proceeding to reduce the property taxes for said tax year.

                 ARTICLE 6. COMMON AREAS AND COMMON AREA COSTS

         6.1      Definitions

                  (a) "COMMON AREA" include all areas and facilities outside the Premises, within the exterior boundaries of the Complex, that are provided by Landlord for the general use and convenience of Tenant and of other Complex tenants and their authorized representatives and invitees. Common Area includes driveways, parking areas, sidewalks, and landscaped areas, all as generally described or shown on Exhibit B attached hereto. Exhibit B is tentative, and Landlord reserves the right to make alterations to it from time to time. Common Area also includes systems within the Premises that also serve other tenants such as plumbing, fire sprinkler or non-exclusive HVAC.

                  (b) "COMMON AREA COSTS" are all costs incurred by Landlord for: (i) maintenance, repair, replacement, improvement, or operation of the Complex, except for Landlord's maintenance obligation under Section 19.1;
(ii) refuse disposal; (iii) property owner's association dues or assessments imposed upon Landlord by any Restrictions; (iv) liability and other insurance for the Complex not covered in Section 8.4; (v) security services for the Complex; (vi) upgrading the utility, efficiency or capacity of any utility or telecommunication system serving tenants of the Complex; (vii) the Management Fee set forth in Section 1.14; (viii) any other costs or fees reasonably related to the use, operation or enjoyment of any part of the Complex; (ix) any insurance deductibles for repairs under Article 12 or elsewhere in the Lease; and (x) amortized Capital Costs.

                  (c) "PRO RATA %" is a fraction where the numerator is the Rentable Area of the Premises and the denominator is the sum of the rentable areas of the buildings in the Complex using the Common Area or for whose benefit the Common Area Cost is incurred. Tenant's Initial Pro Rata % is stated in
Section 1.11. The Pro Rata % may change from time to time.

                  (d) "CAPITAL COSTS" are any (i) expenditures that do not recur more frequently than at five year intervals in the normal course of operation and maintenance of the Complex; (ii) costs of capital improvements made by Landlord to the Complex for the purpose of reducing recurring expenses or utility costs; and (iii) costs of capital improvements made by Landlord that


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are required by governmental law, ordinance, regulation or mandate now or hereafter in effect, that was not applicable to the Complex at the time of the original construction. The portion of Capital Costs to be included each year in Common Area Costs is that fraction allocable to the calendar year in question calculated by amortizing the cost over the useful life of such improvement, as reasonably determined by Landlord, with interest on the unamortized balance at ten percent per annum. Tenant's Base Operating Costs for the Complex shall not include the unamortized Capital Costs for capital improvements made during or prior to Tenant's Base Year. Amortized Capital Costs for capital improvements made after Tenant's Base Year shall be included in Operating Costs for purposes of determining Tenant's Pro Rata Share.

         6.2 Rights and Duties of Landlord. Landlord shall maintain the Common Area, establish and enforce reasonable rules and regulations therefor close any of the Common Area to whatever extent required in Landlord's opinion to prevent a dedication of or the accrual of any rights of any person or of the public to the Common Area, close temporarily any of the Common Area for maintenance purposes, and make changes to the Common Area including changes in the location of driveways, entrances, exits, vehicular parking spaces, parking area, the designation of areas for the exclusive use of others, the direction of the flow of traffic or construction of additional buildings thereupon, in a manner Landlord deems proper in its opinion. Tenant hereby acknowledges that Landlord is under no obligation to provide security for the Common Area but may do so at its option as a Common Area Cost.

         6.3 Payments by Tenant. As additional Rent, Tenant shall pay Landlord its "PRO RATA SHARE", being the product of the Pro Rata % times Common Area Costs, within ten days of receiving a bill from Landlord, but no more frequently than monthly. Landlord shall have the right to estimate Tenant's future Pro Rata Share and to collect it from Tenant on a monthly basis along with Tenant's payment of Minimum Monthly Rent. Landlord will provide a reconciliation of Tenant's account at least annually. If the reconciliation shows Tenant's account does not cover Tenant's Pro Rata Share for the period estimated, Tenant shall immediately pay Landlord any deficiency. Any excess indicated by the reconciliation shall be credited to Tenant's account to reduce the estimated payments for the next ensuing period.

         6.4 Refuse Disposal. Tenant shall pay Landlord, within ten days of being billed therefor for the removal from the Common Area, the Complex, or the Building of any amounts of refuse or rubbish that Tenant has generated in excess of amounts typically generated by other tenants of the Complex.

         6.5 Tenant's Audit Rights. Tenant shall have the right at its own expense to inspect the books and records of Landlord pertaining to Common Area Costs, once in any calendar year by any employee of Tenant or by a certified public accountant mutually acceptable to Landlord and Tenant (provided such certified public accountant charges for its service on an hourly basis and not based on a percentage of any recovery or similar incentive method) at reasonable times, and upon reasonable written notice to Landlord. Within ninety (90) days after receipt of Landlord's annual reconciliation, Tenant shall have the right, after at least ten (10) days prior written notice to Landlord, to inspect at the offices of Landlord or its property manager, the books and records of Landlord pertaining solely to the Common Area Costs for the immediately preceding calendar year covered in such annual reconciliation statement. All expenses of the inspection shall be borne by Tenant. If Tenant's inspection reveals a discrepancy in the


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comparative annual reconciliation statement, Tenant shall deliver a copy of the inspection report and supporting calculations to Landlord within thirty (30) days after completion of the inspection. If Tenant and Landlord are unable to resolve the discrepancy within thirty (30) days after Landlord's receipt of the inspection report, either party may upon written notice to the other have the matter decided by an inspection by an independent certified public accounting firm approved by Tenant and Landlord (the "CPA Firm"), which approval shall not be unreasonably withheld or delayed. If the inspection by the CPA Firm shows that the actual amount of Common Area Costs payable by Tenant is greater than the amount previously paid by Tenant for such accounting period, Tenant shall immediately pay Landlord the difference. If the inspection by the CPA Firm shows that the actual amount is less than the amount paid by Tenant, then the difference shall be applied in payment of the next estimated monthly installments of Common Area Costs owing by Tenant, or in the event such accounting occurs following the expiration of the Term hereof, such difference shall be refunded to Tenant. Tenant shall pay for the cost of the inspection by the CPA Firm, unless such inspection shows that Landlord overstated Common Area Costs by more than five percent (5%), in which case Landlord shall pay for the cost of the inspection by the CPA Firm.

                      ARTICLE 7. ASSIGNMENT AND SUBLETTING

         7.1      Restriction on Transfer. Except as expressly provided in
Article 7, Tenant will not, either voluntarily or by operation of law, assign, mortgage, hypothecate or encumber this Lease or any interest herein or sublet or license the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant (any of which are referred to as a "TRANSFER"), without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. For purposes of this Article, if Tenant is a corporation, partnership or other entity any transfer, assignment, encumbrance or hypothecation of fifty percent or more (individually or in the aggregate) of any stock or other ownership interest in such entity, and/or any transfer, assignment, hypothecation or encumbrance of any controlling ownership or voting interest in such entity, will be deemed a Transfer and will be subject to all of the restrictions and provisions contained in this Article. This provision will not apply to public corporations, the stock of which is traded through a public exchange or over the counter system. Notwithstanding anything to the contrary contained herein, Tenant shall have the right to assign this Lease or sublet all or a portion of the Premises without Landlord's consent, but after prior written notice to Landlord, to any subsidiary, parent, or affiliate of Tenant or any corporation or business entity which controls, is controlled by or is under common control with Tenant, provided that in the case of an assignment, the assignee assumes in full the obligations of the Tenant under this Lease and that the use of the Premises remains unchanged. An "affiliate" of Tenant shall mean any trust, corporation, partnership or entity: (i) which owns the majority of the ownership interests of Tenant, (ii) the majority of whose ownership interests is owned by Tenant; or (iii) the majority of whose ownership interests is owned by Tenant's parent corporation.

         7.2 Transfer Notice. Except in connection with Transfers which are permitted without Landlord's consent under the terms of Section 7.1 above, if Tenant desires to effect a Transfer, at least 30 days prior to the date when Tenant desires the Transfer to be effective (the "TRANSFER DATE"), Tenant will give Notice (the "TRANSFER NOTICE"), stating the name, address and business of the proposed assignee, subtenant or other transferee (the "TRANSFEREE"). The Notice must contain information in such detail as Landlord may reasonably require concerning


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the character, ownership, and financial condition of Transferee (including references), the Transfer Date, any relationship between Tenant and Transferee, and a draft of the "TRANSFER AGREEMENT" showing the consideration and other terms of the proposed transfer.

         7.3 Landlord's Options. Within fifteen days of receipt of a Transfer Notice, and any additional information reasonably requested by Landlord concerning the Transferee's financial responsibility, Landlord will notify Tenant of its election to do one of the following: (i) consent to the proposed Transfer subject to such reasonable conditions as Landlord may impose in providing such consent; (ii) refuse such consent, which refusal shall be on reasonable grounds; or (iii) terminate this Lease as to the portion of the Premises which is proposed to be sublet or assigned and recapture that portion of the Premises for reletting by Landlord. In the event this Lease is terminated as to all or any portion of the Premises pursuant to the terms of Section 7.3(iii), the Parties shall have no further obligations to each other under this Lease with respect to that portion of the Premises which has been recaptured by Landlord except for obligations or matters arising or accruing prior to the effective date of such recapture and termination and the Rent payable by Tenant under this Lease shall be reduced or abated in proportion to that portion of the Premises which has been recaptured by Landlord as of the date of such termination and recapture.

         7.4 Additional Conditions. A condition precedent to any Transfer will be the delivery to Landlord of a true copy of the fully executed Transfer Agreement that does not differ materially from that provided pursuant to Section
7.2. Tenant agrees to pay Landlord, as additional Rent, 80 percent of all sums and other consideration payable to and for the benefit of Tenant by the assignee or subtenant in excess of the Rent payable under the Lease for the same period and portion of the Premises. In calculating excess Rent or other consideration which may be payable to Landlord under this paragraph, Tenant will be entitled to deduct a monthly amortization of commercially reasonable third party brokerage commissions and attorney's fees and other amounts reasonably and actually expended by Tenant in connection with such assignment or subletting if acceptable written evidence of such expenditures is provided to Landlord. No Transfer will release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to perform all obligations to be performed by Tenant hereunder. Landlord may require that Transferee remit directly to Landlord on a monthly basis, all monies due Tenant by said Transferee. Consent by Landlord to one Transfer will not be deemed consent to any subsequent Transfer. In the event of default by Transferee, Tenant or any successor of Tenant in the performance of any other terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against Transferee or successor. If Tenant requests the consent of Landlord to a Transfer, Tenant will pay Landlord an administrative fee of Two Hundred Fifty Dollars ($250.00) plus Landlord's reasonable attorney's fees.

                         ARTICLE 8. PROPERTY INSURANCE

         8.1 Landlord's Insurance. In addition to any other insurance Landlord elects to maintain, Landlord agrees to maintain commercial property insurance covering the Building against broad form causes of loss. Such insurance shall be issued in the names of Landlord and its lender, as their interests appear, and shall be for the sole benefit of such parties and under their sole control.



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         8.2      Use of Premises. No use shall be made or permitted to be made on the Premises, nor acts done, by Tenant or any of its invitees, contractors or agents which will increase the existing rate of insurance upon the Building in which the Premises are located or upon any other building or improvement in the Complex or cause the cancellation of any insurance policy covering the Building, or any other building or improvement in the Complex, or any part thereof. Tenant or Tenant Parties shall not sell, or permit to be kept, used or sold, in or about the Premises, any article which may be prohibited by commercial property insurance, special form policies. At its sole cost and expense, Tenant shall comply with all requirements of any insurance company, necessary to maintain reasonable property damage and commercial general liability insurance covering the Premises, Building, or Complex.

         8.3 Increase in Premiums. Tenant agrees to pay to Landlord, as additional Rent, any actual increase in premiums on policies which may be carried by Landlord on the Premises, the Building or the Complex, or any blanket policies which include the Building or Complex, covering damage thereto and loss of Rent caused by fire and other perils resulting from the nature of Tenant's occupancy or any act or omission of Tenant. All payments of additional Rent by Tenant to Landlord pursuant to this Section shall be made within ten days after receipt by Tenant of Landlord's billing therefor.

         8.4 Pro Rata Share of Premiums. Tenant shall pay to Landlord, as additional Rent, its pro rata share of all increases in the insurance premiums for any property insurance carried by Landlord covering the Complex (the "COMPLEX INSURANCE PREMIUM"). Tenant will pay such costs as set forth in Section
8.5. Such pro rata share is defined as a fraction of the insurance premiums in which the numerator is the Rentable Area of the Premises and the denominator is the total rentable areas in all premises to which the Complex Insurance Premium is applicable. If the property insurance carried by Landlord for the Complex is a blanket policy covering other properties not related to the Complex, the Complex Insurance Premium shall be calculated as that portion of such blanket policy insurance premium which, in Landlord's good faith judgment, is properly allocable to the Complex. These sums due shall be in addition to sums due under the previous Section of this Lease.

         8.5 Estimated Payments. Landlord may, at its option, estimate the amount of insurance premiums for property insurance to be due in the future from Tenant and collect from Tenant on a monthly basis, along with payment of Tenant's Minimum Monthly Rent, the amount of Tenant's estimated insurance premium obligation. Prior to May 1 of each year (or as soon thereafter as is reasonably practicable), Landlord shall provide Tenant with a reconciliation of Tenant's account along with a billing for any shortage in the event of a deficiency or statement for credit applicable to the next ensuing insurance premium payments, if an overpayment has been made by Tenant.

                         ARTICLE 9. TENANT'S INSURANCE

At its expense, Tenant shall obtain and keep in force during the Term, and provide coverage after expiration of the Term for events occurring during the Term, the following insurance against claims for injuries to persons or damages to property that may arise from or in connection with the Tenant's operation and use of the Premises:

                  (a) Commercial Property policy with Special Form causes of loss covering: (i) business personal property, leasehold improvements on a replacement cost basis, subject to a deductible no greater than $5,000; (ii) business income and extra expense equal to at least one year's gross revenue from Tenant's operations on the Premises; and (iii) including Waiver of Subrogation rights of insurer against Landlord set forth in Section 11.2.

                  (b) Commercial General Liability policy for bodily injury, personal injury and property damage on an occurrence basis with limits of not less than $1,000,000 per occurrence and $2,000,000 annual aggregates on a per location basis. The following endorsements shall be affixed: (i) Landlord, Lender and any other party designated by Landlord (including Landlord's property manager) shall be named as additional insureds; (ii) be primary, not contributing with, and not in excess of any other applicable insurance carried by Landlord; (iii) extend to and include injuries to persons and damage to property arising in connection with any alterations or improvements to or about the premises performed by or on behalf of Tenant.

                  (c) Business Auto Liability covering all owned, non-owned and hired vehicles with a limit of $1,000,000 per accident.

                  (d) Workers' Compensation on a statutory basis and Employers' Liability with $1,000,000 per accident for bodily injury and diseases.

                  (e) Umbrella Liability with a $3,000,000 per occurrence/annual aggregate limit.

                   ARTICLE 10. INSURANCE POLICY REQUIREMENTS

All insurance policies to be carried by Tenant hereunder shall conform to the following requirements:

                  (a) The insurer in each case shall carry a designation in "Best's Insurance Reports" as issued from time to time throughout the Term as follows: Policyholders' rating of A; financial rating of not less than VII;

                  (b) The insurer shall be qualified to do business in the State;

                  (c) The policy shall be in a form and include such endorsements as are acceptable to Landlord;

                  (d) Certificates of insurance shall be delivered to Landlord at commencement of the term and certificates of renewal at least 30 days prior to the expiration of each policy; and

                  (e) Each policy shall require that Landlord be notified in writing by the insurer at least 30 days prior to any cancellation or expiration of such policy, or any reduction in the amounts of insurance carried.

         ARTICLE 11. INDEMNIFICATION, WAIVER OF CLAIMS AND SUBROGATION

         11.1 Intent and Purpose. The Parties intend to completely assign the risk of loss, whether resulting from negligence of the Parties or otherwise, to the party who the Lease obligates to cover the risk of such loss with insurance. The object of the indemnity and waiver of claims provisions of this Lease is to assign the risk for a particular casualty to the party obligated to carry the insurance for such risk (which is not a limitation of the assignment of the risk), without respect to the causation thereof.

         11.2 Waiver of Subrogation. The Parties release each other from any claims for damage to the Premises, Building and Complex, and to the furniture, fixtures, and other business personal property, Tenant's improvements and alterations of either Landlord or Tenant, in or on the Premises, Building and Complex, and for loss of income, that are caused by or result from risks insured or required under the terms of this Lease to be insured against under any property insurance policies carried or to be carried by the Parties.

         11.3 Tenant's Indemnity. Tenant shall indemnify, defend, protect and hold harmless Landlord from and against all actions, claims, demands, damages, liabilities, losses, penalties, or expenses of any kind ("CLAIMS") which may be brought or imposed upon Landlord or which Landlord may pay or incur by reason of injury to person or property, from whatever cause including the negligence of the Parties hereto, all or in any way connected with the condition or use of the Premises, or the improvements or personal property therein or thereon, including any liability or injury to the person or property of Tenant or Tenant Parties, except to the extent caused by Landlord's gross negligence or willful acts. The indemnification provisions contained herein shall survive the termination of this Lease with respect to any claim or liability occurring prior to such termination.

         11.4 Waiver of Claims. Except as arising from the gross negligence or willful misconduct of Landlord, Tenant releases and waives all claims against Landlord for damages or injury from any cause arising at any time, including the negligence of the Parties, for damages to goods, wares, merchandise and loss of business in, upon or about the Premises or Complex and injury to Tenant, its agents, employees, invitees or third persons, in, upon, or about the Premises or Complex.

         11.5 Landlord's Indemnity. Landlord hereby indemnifies and agrees to hold Tenant harmless from, and to defend Tenant against, any and all claims of liability for any injury (including death) or damage to any person or property whatsoever, occurring as a result of the gross negligence or willful misconduct of Landlord, its agents, contractors, or employees, and from and against all costs, attorney's fees, expenses and liability incurred as a result of any such claim or any action or proceeding brought thereon. The indemnification provisions contained herein shall survive the termination of this Lease with respect to any claim or liability occurring prior to such termination.

         11.6 References. Wherever the term Landlord, Tenant or the Parties is used in this Article, and such party is to receive the benefit of a provision of this Article, such term shall refer also to the Party's officers, directors, shareholders, employees, partners, agents, mortgagees and other lienholders.

                            ARTICLE 12. DESTRUCTION

         12.1 Rights of Termination. If the Premises suffers an Uninsured Property Loss or a property loss which cannot be repaired within 140 days from the date of destruction, as determined by Landlord, Landlord may terminate this Lease as of the date of the damage (the "LOSS DATE") upon Notice to Tenant. If an Uninsured Property Loss to the Premises cannot be repaired within 140 days of the Loss Date, as determined by Landlord, Tenant may elect to terminate this Lease by Notice to Landlord given within 20 days of Landlord's Notice that the restoration time will exceed 140 days. Landlord's Notice shall be given within 45 days of the Loss Date or as soon thereafter as the restoration time can be determined. "UNINSURED PROPERTY LOSS" is a loss arising from a peril not covered by a commercial property policy with special form causes of loss.

         12.2 Repairs. In the event of a casualty that may be repaired within 140 days from the Loss Date, or if the Parties do not elect to terminate this Lease under Section 12.1, this Lease shall continue in full force and effect and Landlord shall promptly undertake to make repairs to reconstitute the Premises to as near as practicable to the condition as existed prior to the Loss Date. The partial destruction shall in no way void this Lease except Tenant shall be entitled to a proportionate reduction of Minimum Monthly Rent and any additional rent following the property loss and until the time the Premises are restored. The reduction amount will reflect the degree of interference with Tenant's business. As long as Tenant conducts business in the Premises, there shall be no abatement until the Parties agree on the amount thereof. If the Parties cannot agree within 45 days of the Loss Date, the matter shall be submitted to arbitration under the rules of the American Arbitration Association. Upon the resolution of the dispute, the settlement shall be retroactive and Landlord shall within ten days thereafter refund to Tenant any sums due in respect of the reduced Rent from the date of the property loss. Landlord's obligations to restore shall in no way include any construction originally performed by Tenant or subsequently undertaken by Tenant, but shall include solely that property constructed by Landlord prior to Commencement Date, if any.

         12.3 Repair Costs. The cost of any repairs to be made by Landlord pursuant to Section 12.2 shall be paid by Landlord using available insurance proceeds.

         12.4 Waiver. Tenant hereby waives all statutory or common law rights of termination in respect to any partial destruction or property loss which Landlord is obligated to repair or may elect to repair under the terms of this Article. Further, in event of a property loss occurring during the last two years of the original term hereof or of any extension, Landlord need not undertake any repairs and may cancel this Lease unless Tenant has the right under the terms of this Lease to extend the term for an additional period of at least five years and does so within 30 days of the date of the property loss.

         12.5 Landlord's Election. If the Complex or Building is destroyed by more than 35 percent of the replacement cost, Landlord may elect to terminate this Lease, whether the Premises be injured or not, as set forth in Section
12.1. A total destruction of the Complex or the Premises shall terminate this Lease.

                      ARTICLE 13. ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of less than the full Rent due hereunder will be deemed to be other than on account of the earliest due Rent. No endorsement or statement on any check or any letter accompanying any check or payment will be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy available in this Lease, at law or in equity. Landlord may accept partial payment from Tenant without invalidation of any contractual notice required to be given herein (to the extent such contractual notice is required) and without invalidation of any notice required to be given pursuant to any statute.

                          ARTICLE 14. SECURITY DEPOSIT

         14.1 Payment on Lease Execution. On execution of the Lease Tenant shall pay Landlord the Security Deposit. This sum is a deposit securing Tenant's performance of the Lease and shall remain the sole and separate property of Landlord until actually repaid to Tenant (or at Landlord's option the last assignee, if any, of Tenant's interest hereunder). Tenant does not earn said sum until all conditions precedent for its payment to Tenant have been fulfilled. As this sum both in equity and at law is Landlord's separate property, Landlord is not required to keep it separate from its general accounts or pay interest for its use. If Tenant fails to pay Rent or other charges when due hereunder, or otherwise defaults with respect to any provision of this Lease, including and not limited to Tenant's obligation to restore or clean the Premises following vacation thereof, at Landlord's election, Tenant shall be deemed not to have earned the right to repayment of the Security Deposit, except those portions not used by Landlord for the payment of any Rent or other charges in default, or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. Landlord may retain such portion of the Security Deposit as it reasonably deems necessary to restore or clean the Premises following vacation by Tenant. The Security Deposit is not to be characterized as Rent until and unless so applied to a default by Tenant.

         14.2 Restoration of Deposit. If Landlord elects to use or apply all or any portion of the Security Deposit as provided in Section 14.1, Tenant shall within ten days after written demand therefor pay to Landlord in cash or certified check, an amount equal to that portion of the Security Deposit used or applied by Landlord, and Tenant's failure to so do shall be a material breach of this Lease. The ten day notice specified in the preceding sentence shall insofar as not prohibited by law, constitute full satisfaction of notice of default provisions required by law or ordinance.

                                ARTICLE 15. USE

The Premises may be used and occupied only for the purposes specified in Section
1.10 and for no other purpose, without the prior written consent of Landlord which shall not be unreasonably withheld or delayed. Tenant shall not use or permit the use of the Premises in any manner that will disturb any other tenant in the Building or Complex, or obstruct or interfere with the rights of other tenant or occupants of the Building or Complex, or injure or annoy them or create any unreasonable smells, noise or vibrations (taking into account the nature and tenant-mix of the

Building). Tenant shall not allow the Premises to be used for any unlawful or objectionable purpose, nor shall Tenant cause, maintain, or permit any nuisance or waste in, on or about the Premises, Building or Complex.

                ARTICLE 16. COMPLIANCE WITH LAWS AND REGULATIONS

         16.1 Tenant's Obligations. At its sole cost and expense, Tenant shall comply with all of the requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, affecting the Premises and/or Tenant's use thereof including those pertaining to Tenant Parties, and faithfully observe in the use or occupancy of the Premises all municipal ordinances and state and federal statutes, laws and regulations now or hereafter in force, including the Environmental Laws and the Americans with Disabilities Act, 42 U.S.C. Sections 12101-12213 (collectively the "LAWS
AND REGULATIONS"). Tenant's obligation to comply with and observe the Laws and Regulations shall apply regardless of whether such Laws and Regulations regulate or relate to Tenant's particular use of the Premises or relate to the use of premises in general, and regardless of the cost thereof. A judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that any Laws and Regulations pertaining to the Premises have been violated, is conclusive of that fact as between Landlord and Tenant.

         16.2 Condition of Premises. Subject to Landlord's work, if any, as referred to in Exhibit C, Tenant hereby accepts the Premises in the condition existing as of the date of occupancy, subject to all applicable Laws and Regulations, Restrictions, and requirements in effect during any part of the Term regulating the Premises, and without representation, warranty or covenant by Landlord, express or implied, as to the condition, habitability or safety of the Premises, the suitability or fitness thereof for their intended purposes. Landlord's work will be completed in accordance with applicable building codes.

         16.3     Hazardous Materials.

                  (a)      Definitions.

                           (i)      "ENVIRONMENTAL LAWS" means any federal,
State, local or administrative agency ordinance, law, rule or regulation, order or requirement relating to Hazardous Materials, radioactive materials, medical wastes, or which deal with air or water quality, air emissions, soil or ground conditions or other environmental matters of any kind.

                           (ii)     "HAZARDOUS MATERIALS" mean any substance,
chemical, waste or material which is listed, defined or otherwise identified as "hazardous" or "toxic" under any of the Environmental Laws, including formaldehyde, urea, polychlorinated biphenyls, petroleum, petroleum products, crude oil, natural gas, radioactive materials, radon, asbestos or any by-product of same.

                           (iii)    "LANDLORD PARTIES" means Landlord's
directors, officers, employees, shareholders, contractors, property managers, agents, Lenders, and other lien holders.

                           (iv)     "LOSSES" mean claims, liability, damages
(whether consequential, direct or indirect, known or unknown, foreseen or unforeseen), penalties, fines, liabilities, losses

(including property damage, diminution in value of Landlord's interest in the Premises, Building or Complex, damages for the loss of use of any space or amenity within the Premises, Building, or Complex, damages arising from any adverse impact on marketing space in the Complex, sums paid in settlement of claims and any costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including Professional Fees and expenses.

                           (v)      "TENANT PARTIES" means Tenant's directors,
officers, employees, partners, shareholders, invitees, agents, contractors, assigns, subtenants or occupants.

                  (b) Use of Hazardous Materials. Tenant shall use and store in the Premises and Complex only ordinary and general office and cleaning supplies used in Tenant's normal course of business in normal and customary amounts in the manner for which they were designed and in such limited amounts as may be normal, customary and necessary for the operation of Tenant's business, and such other Hazardous Materials as have been previously approved by Landlord in writing (which approval shall not be unreasonably withheld or delayed provided that the Hazardous Materials are used in the normal course of Tenant's business, other such approval may be withheld in Landlord's sole and absolute discretion) and which are reasonably necessary for Tenant's business. All such Hazardous Materials shall be limited to quantities consistent with the approved use of the Premises and shall be used, stored and disposed of in full compliance with all Environmental Laws. Tenant shall not install any tanks under or on the Premises for the storage of Hazardous Materials without the written consent of Landlord, which may be given or withheld in Landlord's sole discretion. Upon the expiration or earlier termination of this Lease, Tenant shall promptly remove from the Premises, Building and Complex all Hazardous Materials brought on, stored, used, generated or released on the Premises, Building or Complex by Tenant or any Tenant Parties.

                  (c) Release of Hazardous Materials. Tenant shall promptly give Landlord Notice of any release of Hazardous Materials in the Premises, Building or Complex of which Tenant becomes aware during the Term whether caused by Tenant or others. At its sole cost and expense, Tenant shall investigate, clean up and remediate any release of Hazardous Materials that were caused or created by Tenant or any of Tenant Parties. Investigation, clean up and remediation may be performed only after Tenant has Landlord's written approval of the remediation plan. Tenant may respond immediately to an emergency without first obtaining Landlord's written consent. All clean up and remediation shall be done in compliance with Environmental Laws and to the reasonable satisfaction of Landlord.

                  (d) Inspection and Testing by Landlord. At reasonable times during the term of this Lease, Landlord may inspect the Premises and conduct tests to determine whether Tenant is in compliance with the provisions of this Article 16. Except in case of emergency, Landlord shall give reasonable notice to Tenant before conducting any inspections or tests. Tenant shall pay the cost of any reasonable inspections or tests that discloses any violation by Tenant or Tenant Parties of the terms and provisions of Article 16.

                  (e) Liability. It is the express intention of the Parties that Tenant shall be liable under Section 16.3 for any and all conditions which were caused or created by Tenant or any Tenant Parties, whenever created or caused. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Materials in any way connected to the Premises without first (i) notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to participate in any such proceedings, and (ii) obtaining Landlord's written consent.

         16.4 Indemnity. Tenant shall indemnify and hold harmless Landlord and Landlord Parties, from and against all Losses arising from or related to (a) any violation or alleged violation by Tenant or any Tenant Parties of any Laws and Regulations or the Environmental Laws; (b) any breach of the provisions of
Article 16 by Tenant or any Tenant Parties; or (c) any release of Hazardous Materials on the Premises, Building or Complex by Tenant or Tenant Parties. Tenant shall also reimburse Landlord costs of cleanup, remediation, removal and restoration that are in any way related to any matter covered by the foregoing indemnity. Landlord shall indemnify and hold harmless Tenant from and against all Losses arising from or related to any release of Hazardous Materials on the Premises, Building or Complex by Landlord or Landlord Parties. The term "Losses" shall mean all claims, demands, expenses, actions, judgments, damages (whether consequential, direct or indirect, known or unknown, foreseen or unforeseen), penalties, fines, liabilities, losses of every kind and nature (including property damage, diminution in value of Landlord's interest in the Premises or the Complex, damages for the loss or restriction on use of any space or amenity within the Premises or the Complex, damages arising from any adverse impact on marketing space in the Complex, sums paid in settlement of claims and any costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including Professional Fees and expenses, and the costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity.

                             ARTICLE 17. UTILITIES

         17.1 Payment by Tenant. Tenant, from the earlier of the time it first enters the Premises for the purpose of setting fixtures, or from the commencement of this Lease, and throughout the Term, shall pay all charges including connection fees for water, gas, heat, sewer, power, cable, telephone cabling and services and any other utility supplied to or consumed in or on the Premises. Except as a result of landlords gross negligence or willful misconduct, Tenant shall not allow refuse, garbage or trash to accumulate outside of the Premises except on the day of scheduled scavenger pick-up services, and then only in areas designated for that purpose by Landlord. Landlord shall not be responsible or liable for any interruption or failure in utility, refuse or telecommunication services, nor shall such interruption or failure affect the continuation or validity of this Lease.

         17.2 Separate Meters. Landlord reserves the right to install separate meters for any utility servicing the Premises for which a meter is not presently installed, in which event Tenant shall make payments, when due, directly to the utility involved.

         17.3 Joint Meters. For any utility services not separately metered to Tenant, Tenant shall pay a proportion to be reasonably determined by Landlord of all charges jointly metered with other leased premises or occupants in the Complex. All payments to Landlord in respect thereof shall be due within ten days after receipt of the billing by Tenant.

                            ARTICLE 18. ALTERATIONS

         18.1 Consent of Landlord; Ownership. Tenant shall not make or allow alterations, additions or improvements, including any that result in increased telecommunication demands or require the addition of new conduit, communication or computer wires, cables or related devises or expand the number of telephone or communication lines dedicated to the Premises by the Building's telecommunication design, (all "ALTERATIONS") to the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. Upon expiration or termination of this Lease, any Alterations except trade fixtures shall become a part of the realty and belong to Landlord. Except as otherwise provided in this Lease, Tenant shall have the right to remove its trade fixtures placed upon the Premises provided that Tenant restores the Premises as indicated below.

         18.2 Requirements. Landlord may condition its consent for any Alterations upon Tenant complying at its sole cost and expense with reasonable conditions and requirements, including the preparation of all construction plans, drawings and specifications for approval by Landlord; the use of contractors and subcontractors reasonably approved by Landlord; the delivery of performance and payment bonds showing Landlord as a beneficiary; and the delivery to Landlord of duplicate originals of all as-built drawings. Tenant shall strictly comply with the following requirements:

                  (a) Following approval by Landlord of Alterations, Tenant shall give Landlord at least five (5) days' prior Notice of commencement of work in the Premises so that Landlord may post notices of non-responsibility in or upon the Premises as provided by law;

                  (b) The Alterations must be performed in compliance with all laws, ordinances, rules and regulation now or hereafter in effect and in a manner such that they will not interfere with the quiet enjoyment of the other tenants in the Complex; and

                  (c) All costs and expenses imposed upon Landlord in altering, repairing or replacing any portion of the Premises, Building or Complex as a condition to approving any Alterations shall be paid solely by Tenant to Landlord prior to commencing any Alterations.

         18.3 Liens. Tenant will keep the Premises and the Complex free from any liens arising out of any Alterations done by Tenant. If a mechanic's or other lien is filed against the Premises, Building or Complex through Tenant, Landlord may demand that Tenant furnish a satisfactory lien release bond of one hundred fifty percent of the amount of the contested lien claim. Such bond must be posted ten days after Notice from Landlord. In addition, Landlord may require Tenant to pay Landlord's attorneys' fees and costs in participating in any action to foreclose such lien if Landlord elects to do so. Landlord may pay the claim prior to the enforcement thereof, in which event Tenant shall reimburse Landlord in full, including attorneys' fees, for any such expense, as additional Rent, with the next due Rent payment.

         18.4 Restoration. Tenant shall return the Premises to Landlord at the expiration or earlier termination of this Lease in good and sanitary order, condition and repair, free of rubble and debris, broom clean, reasonable wear and tear and damage due to casualty excepted. Tenant shall ascertain from Landlord at least 30 days prior to the termination of this Lease, whether

Landlord desires the Premises, or any part thereof, restored to its condition prior to the making of Alterations, installations and improvements, and if Landlord shall so desire, then Tenant shall forthwith restore said Premises or the designated portions thereof, as the case may be, to its original condition, entirely at its own expense, excepting normal wear and tear. All damage to the Premises caused by the removal of trade fixtures and personal property that Tenant is permitted to remove under the terms of this Lease shall be promptly repaired by Tenant at its sole cost and expense.

                      ARTICLE 19. MAINTENANCE AND REPAIRS

         19.1 Obligations of Landlord and Tenant. At its cost and expense, Tenant shall maintain the Premises in good condition and repair including all necessary replacements. Tenant shall maintain the appearance of the Premises in a manner consistent with the character, use and appearance of the Complex. Subject to the obligations of Tenant under this Article and Article 16, Landlord will make all necessary repairs, maintenance and replacement of the foundation, roof and structural parts of the Building. Landlord shall pay the costs thereof and Tenant shall reimburse Landlord for Tenant's Pro Rata Share of such costs within ten days of receipt of billing. At its expense, Tenant shall maintain all utilities, fixtures and mechanical equipment used by Tenant in good order, condition and repair. In the case of equipment installed by Landlord for Tenant, or installed by Tenant to be the property of Landlord, such as heating, ventilating and air conditioning equipment, or other mechanical equipment, at its expense, Tenant shall maintain a service contract for its regular maintenance with a service company acceptable to Landlord. Tenant shall not place anything on the roof or penetrate the roof without the consent of Landlord, which consent may be withheld in Landlord's sole discretion.

         19.2 HVAC System. Notwithstanding the provisions of Section 19.1, Landlord may elect at any time upon Notice to Tenant to perform the maintenance of the heating, ventilating and air conditioning system (hereinafter "HVAC") for the account of Tenant. In such event, Tenant shall pay the full cost of the maintenance contract for the Premises HVAC within ten days of receipt of billing from Landlord, as well as for costs of necessary repair or replacement of parts, in the reasonable judgment of Landlord. Landlord may, at its option, elect to have the HVAC in the Premises maintained in common with other equipment in the Complex. If so, Tenant shall pay its Pro Rata Share of the maintenance costs.

         The maintenance contract on the HVAC, extended warranties and any repairs and replacements not covered by the maintenance contract or warranty shall be included in the charges allocated to Tenant. Landlord may elect to replace the HVAC system, if necessary, and in such event the cost thereof shall be treated as provided in Article 6. Tenant shall pay to Landlord, within ten days after receipt of billing, its pro rata share of such amortization, established on an equitable basis as set forth in the prior paragraph.

         19.3 Condition of Premises. Except as to the construction obligations of Landlord, if any, stated in Exhibit C to this Lease, Tenant shall accept the Premises in "AS IS" condition as of the date of execution of this Lease by Tenant, and Tenant acknowledges that the Premises in such condition are in good and sanitary order, condition and repair, except for latent defects in the structural portions of the Premises (which for purposes hereof shall mean the foundation, load bearing and exterior walls and roof structure).

         19.4 Waiver. Tenant waives all rights it under law to make repairs at Landlord's expense.

                            ARTICLE 20. CONDEMNATION

         20.1     Definitions.

                  (a) "CONDEMNATION" means (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor and/or (ii) a voluntary sale by Landlord to a Condemnor, under threat of Condemnation or while legal proceedings for Condemnation are pending.

                  (b) "DATE OF TAKING" means the date the condemnor has the right to possession of the property being condemned.

                  (c) "AWARD" means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation.

                  (d) "CONDEMNOR" means any person or entity having the power of condemnation.

         20.2 Total Taking. If the Premises are totally taken by condemnation, this Lease shall terminate on the Date of Taking.

         20.3 Partial Taking; Common Area. If a portion of the Premises is taken by condemnation, this Lease shall remain in effect, except that Tenant can elect to terminate this Lease if a material portion of the Premises have been taken and in the reasonable judgment of Tenant, the remaining portion of the Premises is not adequate for Tenant to continue to conduct its business at the Premises.

         20.4 Termination or Abatement. If this Lease is terminated under the provisions of Section 20.3 Tenant must exercise its right to terminate by giving Notice to Landlord within 30 days after the nature and extent of the taking have been determined (the "DECISION PERIOD"). Tenant shall notify the Landlord of the date of termination, which date shall not be earlier than sixty days after Tenant provided Notice of its election to terminate nor later than the date of taking. If Notice of Termination is not given within the Decision Period, the Lease shall Continue in full force and effect. The Minimum Monthly Rent shall be computed as the Minimum Monthly Rent in effect prior to the taking times a fraction of which the numerator is the number of square feet taken remaining in the Premises and the denominator is the number of square feet in the Premises prior to the taking.

         20.5 Restoration. If there is a partial taking of the Premises and this Lease remains in full force and effect, Landlord shall make all necessary restoration so that the Premises is returned as near as practical to its condition immediately prior to the taking, but in no event shall Landlord be obligated to expend more for such restoration than the extent of funds actually paid to Landlord by the condemnor.

         20.6 Award. Any award arising from the condemnation or the settlement thereof shall belong and be paid to Landlord, including any award for the leasehold value. Tenant may seek a separate award for (i) the unamortized cost of any improvements made and paid for by Tenant (exclusive of Landlord's Allowance as defined in Exhibit C) to the extent Tenant owns such improvements under this Lease and must remove the same at the expiration or earlier termination of this Lease, and (ii) Tenant's trade fixtures, tangible personal property, business interruption and relocation expenses, if specified in the award by the condemning authority and so long as it does not reduce Landlord's award.

         20.7 Notice to Tenant. Landlord shall provide written notice to Tenant within thirty (30) days after receipt of notice of any Condemnation proceeding affecting the Premises.

                              ARTICLE 21. PARKING

Landlord shall have the right by Notice to Tenant, to specify areas of the Complex for employee parking. If Landlord so designates an employee parking area, then automobiles of Tenant, its employees and agents must park within the parking areas specified by Landlord as employee parking. Tenant shall be entitled to park in common with other tenants of Landlord. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Landlord reserves the right in its sole discretion to determine if parking facilities are becoming crowded and to allocate and assign parking spaces among Tenant and other tenants. Upon request, Tenant shall provide Landlord with the license plate numbers of its employees. Tenant shall not at any time park its trucks or other delivery vehicles in the Common Area, except in such areas designated by Landlord.

                         ARTICLE 22. ENTRY BY LANDLORD

Tenant shall permit Landlord and any mortgagee under a mortgage or beneficiary under a deed of trust encumbering the Building and their agents (each a "LENDER") to enter the Premises at all reasonable times for the purpose of (a) inspecting them, (b) maintaining the Building, (c) making repairs, replacements, alterations or additions to any portion of the Building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, (d) posting notices of non-responsibility for alterations, additions or repairs, (e) placing upon the Building any usual or ordinary "for sale" signs and showing the space to prospective purchasers, investors and lenders, or (f) placing on the Premises "to lease" signs or marketing and showing the Premises to prospective tenants at any time Tenant is in uncured default hereunder or otherwise within 180 days prior to the expiration of this Lease. Landlord and any Lender shall have access to the Premises for the purposes described in above, provided, that (a) Landlord's activities hereunder will not unreasonably interfere with or materially and adversely affect Tenant's use of the Premises, and (b) Landlord will provide to Tenant reasonable advance notice (which for purposes hereof may include telephonic or other verbal notice) of any entry to the Premises, except in cases of an emergency. In entering the Premises, Landlord shall use its commercially reasonable efforts to minimize any unreasonable interference with or disruption of Tenant's operations; however, Landlord shall not be obligated to arrange for any repairs or work outside of normal business hours or incur any additional costs or expenses in connection therewith.

                               ARTICLE 23. SIGNS

Provided Tenant is in occupancy of the Premises, Tenant shall have the right to place on the Premises or Complex any exterior signs or advertisements and any interior signs or advertisements that are visible from the exterior of the Premises, which are mutually acceptable to Landlord and Tenant in their reasonable discretion and provided such signs and advertisements comply with all applicable laws and ordinances. The cost of installation and maintenance of any approved signs shall be at the sole expense of Tenant. At the end of the Term, Tenant shall remove all its signs and damage caused by the removal shall be repaired at Tenant's expense.

                              ARTICLE 24. DEFAULT

The occurrence of any of the following shall constitute a default and breach of this Lease by Tenant:

                  (a) Any failure by Tenant to pay when due the Rent or any other required payment and such failure continues for five (5) days after Tenant's receipt of Notice from Landlord. The foregoing notice and cure period shall not be deemed a waiver or release of the obligation to pay late charges and interest for payments not made when due as provided in this Lease;

                  (b) Tenant's failure to observe or perform any Lease provision where such failure continues for twenty days after Tenant's receipt of Notice thereof from Landlord; provided, if the nature of the default is such that it cannot reasonably be cured within the twenty-day period, Tenant shall not be deemed in default if, in the twenty-day period, Tenant commences to cure and thereafter diligently prosecute the cure to completion; or

                  (c) If at any time during the Term there shall be filed on or against Tenant a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or a portion of Tenant's property and such proceeding is not dismissed within 60 days of such filing or if a receiver or trustee takes possession of any of the assets of Tenant, or if the leasehold interest herein passes to a receiver and such receivership continues for more than 60 days, or if Tenant makes an assignment for the benefit of creditors.

                       ARTICLE 25. REMEDIES UPON DEFAULT

         25.1 Termination and Damages. In the event of any Tenant default, in addition to any other remedies available to Landlord herein or at law or in equity, Landlord shall have the right to terminate this Lease and all rights of Tenant hereunder by giving Notice of such intention to terminate. If Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

                  (a) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

                  (b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss Tenant proves could have been reasonably avoided; plus

                  (c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

                  (d) Any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant's failure to perform its obligations under this Lease; and

                  (e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted by applicable State law.

         25.2     Definitions.

                  (a) The term "RENT" shall mean the Minimum Monthly Rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease.

                  (b) As used in subsections 25.1(a) and (b) the "worth at the time of award" is computed by including interest at ten percent per annum. As used in subsection 25.1(c) the "worth at the time of award" is computed by discounting such amount at the discount rate at the time of award of the Federal Reserve Bank for the State plus one percent.

         25.3 Personal Property. In the event of default by Tenant, Landlord shall have the right, with or without terminating this Lease, to reenter the Premises and remove all persons and property from the Premises. Such property may be stored in a public warehouse at the cost of and for the account of Tenant.

         25.4     Recovery of Rent; Reletting.

                  (a) In the event of the abandonment of the Premises by Tenant or if Landlord elects to either reenter as provided in Section 25.3 or take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Section 25.1, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including Landlord's right from time to time, without terminating this Lease, to either recover all Rent as it becomes due or relet the Premises or any part thereof for such term or terms and at such Rent and upon such other terms and conditions as Landlord, in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiation of Landlord or other legal proceeding granting Landlord or its agent possession to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession.

                  (b) If Landlord elects to relet, the Rent received by Landlord from reletting shall be applied in the following order: (1) to the payment of any indebtedness other than Rent due hereunder from Tenant; (2) to the payment of any cost of reletting; (3) to the payment of the cost of any alterations and repairs to the Premises; (4) to the payment of Rent due and unpaid hereunder; and (5) any residue shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. If the portion of Rent received under clause (b) (4) is less than the Rent payable during that month by Tenant hereunder, Tenant shall pay such deficiency to Landlord immediately upon demand. Tenant shall also pay to Landlord when ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the Rents received from such reletting.

                  (c) No reentry or taking possession of the Premises or any other action under this Section shall be construed as an election to terminate this Lease unless a Notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

         25.5 No Waiver. Efforts by Landlord to mitigate the damages caused by Tenant's default in this Lease shall not constitute a waiver of Landlord's right to recover damages hereunder.

         25.6 Curing Defaults. If Tenant fails to repair, maintain, keep clean, or service any of the Premises or fails to perform any other obligations under the Lease, then after having given Tenant reasonable Notice of any failure and a reasonable opportunity, which in no case shall exceed thirty days, to remedy the failure, Landlord may enter upon the Premises and perform or contract for the performance of the repair, maintenance, or other Tenant obligation, and Tenant shall pay Landlord for all direct and indirect costs incurred in connection therewith within ten days of receiving a bill therefor from Landlord.

         25.7 Cumulative Remedies. The various rights, options, election powers, and remedies of Landlord contained in this Article and elsewhere in this Lease are cumulative. None of them is exclusive of any others or of any legal or equitable remedy that Landlord might otherwise have in the event of breach or default, and the exercise of one right or remedy by Landlord will not in any way impair its right to any other right or remedy.

         25.8 Landlord Default. If Landlord fails to perform any of its obligations or breaches any of its covenants contained in this Lease, and (unless another time limit is elsewhere in this Lease specifically provided) the default continues for a period of thirty (30) days after Notice for performance is given by Tenant and received by Landlord, or, if the default is of such a character as to require more than thirty (30) days to cure and Landlord shall fail to commence said cure and use reasonable diligence in working to complete such cure as quickly as reasonably possible within said thirty (30) day period, then Landlord shall be in default of this Lease. If such default relates to the failure of Landlord to perform any repair or work at the Premises and has a material adverse impact on Tenant's use of the Premises, then, Tenant may, in addition to any other remedies provided in this Lease, at law or in equity, elect to perform such work and seek recovery from Landlord for the reasonable costs of such work.

                       ARTICLE 26. FORFEITURE OF PROPERTY

Tenant agrees that as of the date of termination of this Lease or repossession of the Premises by Landlord, by way of default or otherwise, Tenant shall remove all personal property in accordance with applicable law. The Parties agree that any property of Tenant not removed by such date shall, at the option of Landlord, be deemed abandoned by Tenant.

                         ARTICLE 27. SURRENDER OF LEASE

The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work as a merger. At the election of Landlord, it shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of any or all such subleases or subtenancies.

                       ARTICLE 28. LANDLORD'S EXCULPATION

In the event of default, breach, or violation by Landlord or Landlord Parties of any of Landlord's obligations under this Lease, Landlord's liability to Tenant shall be limited to its ownership interest in the Building or the proceeds of a public sale of such interest pursuant to foreclosure of a judgment against Landlord. Landlord shall not be personally liable for any deficiency beyond its interest in the Building. Notwithstanding anything contained in this Article 28 to the contrary, the foregoing provision shall not limit Tenant's ability to seek injunctive relief or specific performance of this Lease or Tenant's right to recover any insurance or condemnation proceeds.

                              ARTICLE 29. NOTICES

         29.1 Writing. All notices, demands and requests required or permitted to be given or made under any provision of this Lease, shall be in writing and shall be given or made to the respective party at the address or number set forth in Sections 1.2 and 1.3 of this Lease by (i) personal service,
(ii) mailing same by registered or certified mail, return receipt requested, postage prepaid, (iii) reputable courier which provides written evidence of delivery, or (iv) facsimile where the date and time are imprinted during transmission. Either Party may change its address for Notice by a Notice sent to the other.

         29.2 Effective Date. Each such notice, demand or request ("NOTICE") shall be deemed given or made upon receipt or refusal to receive.

                           ARTICLE 30. SUBORDINATION

         30.1 Priority of Encumbrances. This Lease shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part (each a "SECURITY INSTRUMENT") and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding anything to the contrary contained in this Section 30.1, any subordination of Tenant's leasehold interest to have deed of trust, mortgage or ground lease hereinafter affecting the Premises shall be conditioned upon Tenant's receipt of a written non-disturbance agreement from any ground lessor, mortgagee, trust deed holder, or other third party, to the effect that Tenant's rights hereunder shall not be disturbed so long as Tenant is not in default beyond any applicable cure period under this Lease, unless this Lease is otherwise terminated pursuant to its terms. If a Lender or ground lessor gives Tenant Notice of its election to have this Lease prior to the lien of its Security Instrument, this Lease shall be deemed prior to such Security Instrument, whether this Lease is dated prior or subsequent to the date of said Security Instrument or the date of recording thereof.

         30.2 Execution of Documents. Tenant agrees to execute any documents required to effectuate such subordination and any attornment or to make this Lease prior to the lien of any Security Instrument, as the case may be; provided, that, any subordination agreement executed by Tenant pursuant to this
Section 30.2 shall not include provisions which modify the provisions of this Lease, nor which result in any increase of Tenant's obligations or decrease any of Tenant's rights under this Lease. Tenant agrees that its failure to execute these documents may cause Landlord serious financial damage by causing the failure of a financing or sale transaction.

         30.3 Attornment. If a Lender or ground lessor enforces its remedies provided by law or under the pertinent Security Instrument and succeeds to Landlord's interest in the Premises (a "SUCCESSOR-IN-INTEREST"), Tenant shall, upon request of any Successor-in-Interest, automatically become the tenant of said Successor-in-Interest without change in the terms or other provisions of this Lease. The Successor-in-Interest shall not be (i) bound by any payment of Rent for more than 30 days in advance, (ii) bound by any modification or amendment of this Lease to shorten the term or decrease the Minimum Monthly Rent without the consent of the Lender or ground lessor, (iii) liable for any act or omission of Landlord or any previous landlord, (iv) subject to any offset, defense, recoupment or counterclaim that Tenant may have given to Landlord or any previous landlord, or (v) liable for any deposit that Tenant may have with respect to Landlord or any previous landlord that has not been transferred to the Successor-in-Interest. Within fifteen days after Notice of a request by Successor-in-Interest, Tenant shall deliver an executed attornment agreement in a form required by such Successor-in-Interest; provided, that, any attornment agreement executed by Tenant pursuant to this Section 30.3 shall not include provisions which modify the provisions of this Lease, nor which result in any increase of Tenant's obligations or decrease any of Tenant's rights under this Lease.

         30.4 Notice and Right to Cure Default. Tenant agrees to give any mortgagee or trust deed holder (each a "LENDER"), by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been given Notice of the address of such Lender. Tenant agrees that if Landlord fails to cure the default within the time provided for in this Lease, Lender shall have an additional 30 days within which to cure the default or, if the default cannot be cured within that time, then such additional time as may be necessary if, within the 30 days, Lender has commenced and is diligently pursuing the remedies necessary to cure the default (including commencement of foreclosure proceedings, if necessary). This Lease shall not be terminated while such remedies are being pursued.

                       ARTICLE 31. ESTOPPEL CERTIFICATES

         31.1 Execution by Tenant. Within fifteen days after receipt of Notice by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate acknowledging such facts regarding this Lease as Landlord may reasonably require, including that (i) this Lease is in full force and effect, binding and enforceable in accordance with its terms and unmodified (or if modified, specifying the written modification documents); (ii) no default exists on the part of Landlord or Tenant under this Lease; (iii) there are no events which with the passage of time, or the giving of notice, or both, would create a default under this Lease; (iv) no Rent in excess of one month's Rent has been paid in advance; (v) Tenant has not sold, assigned, transferred, mortgaged or pledged this Lease or the Rent nor has it received notice of same; (vi) Tenant has no defense, setoff, recoupment or counterclaim against Landlord, and (vii) such other matters as Landlord may reasonably request. Landlord, any Lender, or any prospective purchaser of the Building or Complex may rely upon such estoppel certificate. Failure to comply with this Article shall be a breach of this Lease by Tenant giving Landlord all rights and remedies under Article 25 hereof, as well as a right to damages caused by the loss of a loan or sale which may result from such failure by Tenant.

         31.2 Financing, Sale or Transfer. If Landlord desires to finance, refinance, sell, ground lease or otherwise transfer the Premises, Building or Complex, or any part thereof, Tenant agrees, within fifteen days of request therefor by Landlord, to deliver Landlord and to any lender or to any prospective buyer, ground lessor or other transferee designated by Landlord financial statements of Tenant and any parent company as may be reasonably required by such party. Such statements shall include the past three years' financial statements of Tenant. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.

                            ARTICLE 32. LATE CHARGES

Tenant acknowledges that late payment of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount being extremely difficult and impractical to fix. Such costs include processing and accounting charges, late charges that may be imposed on Landlord by the terms of any encumbrance covering the Premises, and interest costs. If any installment of Rent, or any other payment due hereunder from Tenant is not received by Landlord within days after receipt by Tenant of written notice from Landlord, Tenant shall pay to Landlord an additional sum of ten percent of such Rent or other charge as a late charge; provided, however, that if Landlord has provided two notices of a late payment or default during any calendar year, Landlord shall not be obligated to provide any notice during the remainder of the calendar year in order for Lessee to be obligated to pay such late charge for failure to make such payment when due without any five day grace period. The Parties agree that this late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of Tenant's late payment. Accepting any late charge does not waive Tenant's' default with respect to the overdue amount or prevent Landlord from exercising any other rights or remedies available to Landlord.

                             ARTICLE 33. BANKRUPTCY

If at any time during the Term (1) there shall be filed by or against Tenant, in any court, pleadings to initiate a bankruptcy petition of any kind, or the appointment of a receiver or trustee of all or a portion of Tenant's assets, or
(2) if a receiver or trustee takes possession of any of the assets of Tenant, or if the leasehold interest herein passes to a receiver or trustee, or (3) if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement with creditors (any of which are referred to herein as a "BANKRUPTCY EVENT"), then the following provisions shall apply:

                  (a) Any receiver, assignee for the benefit of creditors ("assignee"), trustee of any kind, or Tenant as debtor-in-possession ("debtor") shall either expressly assume or reject this Lease within sixty days following the assignment to the Assignee or the filing of the pleading initiating the receivership or bankruptcy case. Failure to assume or reject in the time set forth herein shall mean that the Lease may be terminated at Landlord's option.

                  (b) If the Lease is assumed by a debtor, receiver, assignee or trustee, such party shall immediately after such assumption (1) cure any default or provide adequate assurances that defaults will be promptly cured;
(2) pay Landlord for actual pecuniary loss or provide adequate assurances that compensation will be made for such loss; and (3) provide adequate assurance of future performance.

                  (c) Where a default exists under the Lease, the party assuming the Lease may not require Landlord to provide services or supplies incidental to the Lease before its assumption by such trustee or debtor, unless Landlord is compensated under the terms of the Lease for such services and supplies provided before the assumption of such Lease.

                  (d) Landlord reserves all remedies available to Landlord in Article 26 or at law or in equity in respect of a Bankruptcy Event by Tenant, to the extent such remedies are permitted by law.

         Notwithstanding anything in this Lease to the contrary, to the extent the terms of this Article 33 conflict with the terms of the Bankruptcy Code or Bankruptcy Rules under Title 11 of the United States Code, the terms of the Bankruptcy Code and the Bankruptcy Rules shall govern.

                      ARTICLE 34. MISCELLANEOUS PROVISIONS

         34.1 Captions. The captions of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

         34.2 Construction. Whenever the singular number is used in this Lease and when required by the context, the same shall include the plural, the plural shall include the singular. Items following the terms "include" or "including" are descriptive only and not by way of limitation. All approvals to be given by any party to the Lease are not to be unreasonably withheld, conditioned or delayed unless specifically indicated to the contrary in the Lease.

         34.3 Modifications. This instrument contains all the agreements, conditions and representations made between the Parties and may only be modified by a written agreement signed by all of the Parties.

         34.4 Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

         34.5 No Offer. The preparation and submission of a draft of this Lease by either party to the other shall not constitute an offer, nor shall either party be bound to any terms of this Lease or the entirety of the Lease itself until the Parties have fully executed a final document and an original signature document has been received by the Parties. Until such time as described in the previous sentence, either party is free to terminate negotiations with no obligation to the other.

         34.6 Light, Air and View. No diminution of light, air, or view by any structure, whether or not erected by Landlord, shall entitle Tenant to any reduction of Rent, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder.

         34.7 Public Transportation Information. If required by law, Tenant shall establish and maintain a program to encourage maximum use of public transportation by Tenant personnel employed on the Premises. Tenant shall comply with all requirements of any local transportation management ordinance.

         34.8 Rules and Regulations. Tenant will comply with all reasonable Rules and Regulations adopted and promulgated by Landlord and applicable to all tenants in the Building or Complex. The "RULES AND REGULATIONS" concerning the Complex are attached hereto as Exhibit E. Landlord reserves the right to change the Rules and Regulations affecting the Complex. Landlord shall have no liability for violation of any Rules or Regulations by any other tenant in the Complex nor shall such violation or waiver thereof excuse Tenant's compliance. Notwithstanding anything to the contrary contained in this Lease, any changes or additions to the rules or regulations the application of which would (a) conflict with any provisions of this Lease or with any rights granted to Tenant hereunder, or (b) have a materially adverse impact on Tenant's business operations and/or use of the Premises, will be deemed waived as to Tenant to the extent necessary to protect Tenant's interests hereunder. Landlord will provide Tenant with reasonable advance written notice of any changes in the rules and regulations.

         34.9 Joint and Several Liability. Should Tenant consist of more than one person or entity, they shall be jointly and severally liable on this Lease.

         34.10 Survival. All obligations of Tenant which may accrue or arise during the Term of this Lease or as a result of any act or omission of Tenant during the Term shall, to the extent they have not been fully performed, satisfied or discharged, survive the expiration or termination of this Lease.

         34.11 Brokers. Landlord and Tenant each represent and warrant to the other party that it has not authorized or employed, or acted by implication to authorize or employ, any real estate broker or salesman to act for it in connection with this Lease, except for the Broker identified in Article 1. Landlord and Tenant shall each indemnify, defend and hold the other party harmless from and against any and all claims by any real estate broker or salesman whom the indemnifying party authorized or employed, or acted by implication to authorize or employ, to act for the indemnifying party in connection with this Lease.

         34.12 Non-liability of Landlord. Except as otherwise expressly stated in this Lease, and only to the extent so stated, the consent or approval, whether express or implied, or the act, failure to act or failure to object, by Landlord in connection with any plan, specification, drawing, proposal, request, act, omission, notice or communication (collectively "act") by or for, or prepared by or for, Tenant, shall not create any responsibility or liability on the part of Landlord, and shall not constitute a representation by Landlord, with respect to the completeness, sufficiency, efficacy, propriety, quality or legality of such act. Notwithstanding anything to the contrary contained in this Lease, if any provision of this Lease expressly or impliedly obligates Landlord not to unreasonably withhold its consent or approval, an action for declaratory judgment or specific performance will be Tenant's sole right and remedy in any dispute as to whether Landlord has breached such obligation.

         34.13 Attorneys' Fees. In the event of litigation or arbitration between the Parties with respect to this Lease, then all costs and expenses, including all reasonable fees of appraisers, accountants, experts, consultants and attorneys (collectively "PROFESSIONAL FEES") incurred by the prevailing party shall be paid by the other party. If Landlord is named as a defendant, or requested or required to appear as a witness or produce any documents in any suit brought by Tenant against a third party or a third party suit against Tenant arising out of Tenant's occupancy hereunder, Tenant shall pay Landlord its costs and expenses incurred in such suit, including its actual Professional Fees.

         34.14 Effect of Waiver. Landlord's waiver of any breach of a Lease provision is not a waiver of such Lease provision or any subsequent breach of the same or any other term, covenant or condition of the Lease. Subsequent acceptance of Rent by Landlord is not a waiver of any preceding breach by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge the preceding breach at the time of acceptance of Rent.

         34.15 Holding-Over. If Tenant remains in possession of the Premises after the expiration of the Term, with Landlord's written consent, then such holding over shall be construed as a month-to-month tenancy, subject to all the conditions, provisions and obligations of this Lease (as applicable to a month-to-month tenancy) as existed during the last month of the Term, except the Minimum Monthly Rent shall be equal to one hundred fifty percent (150%) of the Minimum Monthly Rent then payable. Any option or right to extend, renew or expand shall not be applicable. Landlord's acceptance of Rent after such expiration or termination shall not constitute a holdover hereunder or result in a renewal of this Lease.

         34.16 Binding Effect. The covenants and conditions of this Lease, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns the Parties.

         34.17    Time of the Essence. Time is of the essence of this Lease.

         34.18 Release of Landlord. If Landlord sells its interest in the Building or Complex, then from and after the effective date of the sale or conveyance, Landlord shall be released and discharged from any and all obligations and responsibilities under this Lease except those already accrued; provided, the person or entity to whom or to which Landlord has sold its interest in the Building or the Complex has assumed all of Landlord's obligations under this Lease from and after the effective date of such sale or conveyance.

         34.19 Transfer to Purchaser. If Tenant provides security for the faithful performance of any of its covenants of the Lease, Landlord may transfer the security to a purchaser of the reversion, if the reversion be sold, and thereupon Landlord shall be discharged from any further liability in reference thereto.

         34.20 Waiver by Tenant. The Parties have negotiated numerous provisions of this Lease, some of which are covered by statute. Whenever a provision of this Lease and a provision of any statute or other law cover the same matter, the provisions of this Lease shall control.

         34.21 Waiver of Jury Trial. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the Parties against the other on any matters whatsoever arising out of this Lease, or any other claims.

         34.22 Authorization. If Tenant is a corporation, each person executing this Lease on behalf of the corporation represents and warrants that he or she is duly authorized to execute this Lease on behalf of said corporation in accordance with either a duly adopted resolution of its Board of Directors or its Bylaws, and that this Lease is binding upon the corporation in accordance with its terms.

         In Witness Whereof, the Parties have executed this Lease as of the date first written above.

"TENANT"                                  "LANDLORD"

ALLIANCE MEDICAL CORPORATION,             BEDFORD PROPERTY INVESTORS, INC.,
a Delaware corporation                    a Maryland corporation


By:    /s/ Ricardo Ferreira               By:     /s/ Anne L. Hoffman
    ------------------------------             --------------------------------
Name: Ricardo Ferreira                    Name:  Anne L. Hoffman
Title:  President and CEO                 Title:  Senior Vice President



FOR OFFICE USE ONLY:
PREPARED BY:     HEB       ;   REVIEWED BY:         ;   APPROVED BY:
             --------------                 --------                 -------

                                   EXHIBIT -A-

                          LEGAL DESCRIPTION OF COMPLEX


LOT 18, KOLL/ELLIOT TRACT A, A SUBDIVISION RECORDED IN BOOK 247, PAGE 4, M.C.R., LYING IN THE EAST HALF OF THE SOUTHWEST QUARTER OF SECTION 8, TOWNSHIP 1 SOUTH, RANGE 4 EAST OF THE GILA & SALT RIVER BASE & MERIDIAN, MARICOPA COUNTY, ARIZONA

                                    EXHIBIT B


                          [Insert Floor and Site Plans]

                                    EXHIBIT C

                    WORK LETTER FOR CONSTRUCTION OBLIGATIONS


         This Exhibit C forms a part of that certain Business Park Net Lease (the "Lease") by and between Bedford Property Investors, Inc., a Maryland corporation, as Landlord, and Alliance Medical Corporation, a Delaware corporation, as Tenant. If there is any conflict between this Exhibit and the Lease regarding the construction of the Tenant Improvements (as defined below), this Exhibit shall govern. All capitalized terms referred to in this Exhibit shall have the same meaning provided in the Lease, except where expressly provided to the contrary in this Exhibit.

                              ARTICLE 1 DEFINITIONS

         1. Additional Definitions. Each of the following terms shall have the following meaning:

                  Architect:    Deutsch & Associates.

                  Contractor:   Linthicum Constructors, Inc.

                  Governmental Approvals: All building permits and other approvals from the governmental authorities to construct the Tenant Improvements.

                  Landlord's Allowance: A total amount equal to $500,000.00 for Construction Costs for the Tenant Improvements. Any unused portion of Landlord's Allowance shall remain the property of Landlord, and Tenant shall have no interest in said funds.

                  Substantial Completion, Substantially Complete, and Substantially Completed (or similar phrase): The foregoing shall mean when the following have occurred or would have occurred but for any delay caused Tenant:

                           (a)      The Tenant has delivered to Landlord a
certificate from the Architect, in a form reasonably approved by Landlord, that the Tenant Improvements have been Substantially Completed in accordance with the Final Plans, except "punch list" items which may be completed within thirty (30) days without impairing Tenant's use of the Premises or a material portion thereof, and Landlord has approved of the work in its sole and absolute discretion; and

                           (b)      Tenant has obtained from the appropriate
governmental authority a final certificate of occupancy (or all building permits with all inspections approved or the equivalent) and all other approvals and permits for the Premises permitting occupancy and use of the Premises for its permitted use under the Lease.

                  Tenant Improvements: The improvements to be constructed in accordance with the Final Plans. Said work shall include architectural, mechanical and electrical work and life safety systems, and shall be in accordance with the criteria, procedures and schedules referred to in this Exhibit. The Tenant Improvements shall comply in all respects with all applicable laws, statutes, ordinances, building codes and regulations (collectively, "Applicable Laws").

                  Construction Costs: All costs, expenses, fees, taxes and charges to construct the Tenant Improvements, including, without limitation, the following:

                           (1)      architects, engineers and consultants in the
preparation of the Preliminary Plans and the Final Plans, including mechanical, electrical, plumbing and structural drawings and of all other aspects of such plans for the Tenant Improvements, and for processing governmental applications and applications for payment, observing construction of the work, and other customary engineering, architectural, interior design and space planning services;

                           (2)      surveys, reports, environmental and other
tests and investigations of the site and any improvements thereon;

                           (3)      labor, materials, equipment and fixtures
supplied by the Contractor, its subcontractors and/or materialmen, including, without limitation, charges for a job superintendent and project representative;

                           (4)      the furnishing and installation of all
heating, ventilation and air conditioning duct work, terminal boxes, distributing defusers and accessories required for completing the heating, ventilation and air-conditioning system in the Premises, including costs of meter and key control for after-hour usage, if required by Landlord;

                           (5)      all electrical circuits, wiring, lighting
fixtures, and tube outlets furnished and installed throughout the Premises, including costs of meter;

                           (6)      all window and floor coverings in the
Premises, including, without limitation, all treatment and preparatory work required for the installation of floor coverings over the concrete or other structural floor;

                           (7)      all fire and life safety control systems ,
such as fire walls, wiring and accessories installed within the Building;

                           (8)      all plumbing, fixtures, pipes and
accessories installed within the Building;

                           (9)      fees charged by the city and/or county where
the Building is located (including, without limitation, fees for building permits and approvals and plan checks) required for the work in the Building;

                           (10)     all taxes, fees, charges and levies by
governmental and quasi-governmental agencies for authorization, approvals, licenses and permits; and all sales, use and excise taxes for the materials supplied and services rendered in connection with the installation and construction of the Tenant Improvements; and

                           (11)     all costs and expenses incurred to comply
with all Applicable Laws of any governmental authority for any work at the Project in order to construct the Tenant Improvements.

                           The term Construction Costs under this Exhibit shall
not include (i) any fees, costs, expenses, compensation or other consideration payable to Tenant, or any of its officers, directors, employees or affiliates, or (ii) the cost any of Tenant's furniture, artifacts, trade fixtures, telephone and computer systems and related facilities, or equipment. Any fees or costs referred to in clauses (i) or (ii) above shall be paid by Tenant without resort to Landlord's Allowance.

                  ARTICLE 2 CONSTRUCTION OF TENANT IMPROVEMENTS

         2.1      Preparation of Plans.

                  (a) Preliminary Plans. As soon as is reasonably possible after the date of the Lease, Tenant shall submit to its Architect all additional information, including occupancy requirements for the Premises ("Information"), necessary to enable the Architect to prepare preliminary plans for the Tenant Improvements showing, among other things, all demising walls, corridors, entrances, exits, doors, interior design and partition, and the locations of all display and storage rooms and bathrooms. As soon as is commercially reasonable after the date hereof, Tenant shall cause the Architect to prepare preliminary plans for the Tenant Improvements and shall deliver two copies of same to Landlord for its review and written approval in its good faith discretion. Within ten (10) days after receipt of the preliminary plans, Landlord shall notify Tenant in writing that (i) Landlord approves of such preliminary plans or
(ii) Landlord disapproves of such preliminary plans, the basis for disapproval and the changes requested by Landlord. Tenant shall cause the preliminary plans to be revised and shall submit the revised plans to Landlord for its review and approval as provided in this section. After approval of the preliminary plans as provided above, the preliminary plans shall be referred to as the " Preliminary Plans."

                  (b) Final Plans. Tenant shall cause the Architect to prepare final working drawings, which shall be consistent with the Preliminary Plans, compatible with the design, construction and equipment of the Building, comply with all Applicable Laws, capable of logical measurement and construction, and contain all such information as may be required for obtaining all permits and other governmental approvals for the construction of the Tenant Improvements (the "Working Drawings"). As soon as is commercially reasonable after approval of the Preliminary Plans are approved by the parties as provided above, Tenant shall submit two copies of the Working Drawings to Landlord for its review and approval in its good faith discretion. Within ten (10) days after receipt of the preliminary plans, Landlord shall notify Tenant in writing that
(i) Landlord approves of such Working Drawings, or (ii) Landlord disapproves of such Working Drawings, the basis for disapproval and the changes requested by Landlord. Tenant shall cause the Working Drawings to be revised and shall submit the revised Working Drawings to Landlord for its review and approval as provided in this section. The Working Drawings approved in writing by the parties shall be referred to as the "Final Plans."

                  (c) General. It is the responsibility of Tenant to assure that the Final Plans and the Tenant Improvements constructed thereunder conform to all of the Applicable Laws. Tenant shall submit to Landlord one (1) reproducible and two (2) prints of the Final Plans.

         2.2 Selection and Approval of Certain Contractors. Any subcontractor performing any work on life safety or alarm systems or work affecting the roof shall be subject to Landlord's prior written approval in its reasonable discretion and Landlord may require the Tenant use Landlord's contractor or a specific subcontractor for any such work. Landlord shall provide written notice of approval or disapproval within five (5) business days after Tenant's request for such approval. The construction contract shall be subject to the prior written reasonable approval of Landlord and shall require, among other things, that the Contractor (a) obtain and deliver to Landlord evidence of insurance required by Landlord, and (b) execute, obtain and deliver to Tenant lien waivers in the form required under Applicable Law from the Contractor and all of its subcontractors and suppliers, and (c) monthly progress payments, with a ten percent (10%) retention.

         2.3 Information Provided by Landlord. Acceptance or approval of any plan, drawing or specification, including, without limitation, the Preliminary Plans and the Final Plans, by Landlord shall not constitute the assumption of any responsibility by Landlord for the accuracy or sufficiency of such plans and material, and Tenant shall be solely responsible therefor. Tenant agrees and understands that the review of all plans pursuant to the Lease or this Exhibit by Landlord is to protect the interests of Landlord in the Building, and Landlord shall not be the guarantor of, nor responsible for, the correctness, completeness or accuracy of any such plans or compliance of such plans with Applicable Laws. Any information that may have been furnished to Tenant by Landlord or others about the mechanical, electrical, structural, plumbing or geological (including soil and sub-soil) characteristics of the Building or Project (hereinafter referred to as the "Site Characteristics") are for Tenant's convenience only, and Landlord does not represent or warrant that the Site Characteristics are accurate, complete or correct or that the Site Characteristics are as indicated. Any information that has been furnished by Landlord to Tenant has been delivered on the expressed condition and understanding that Tenant will independently verify whether such information is accurate, complete or correct and not rely on such information provided by Landlord.

         2.4 No Responsibility of Landlord. Landlord's approval of any plans, including, without limitation, the Preliminary Plans or the Final Plans, shall not: (i) constitute an opinion or agreement by Landlord that such plans and Tenant Improvements are in compliance with all Applicable Laws, (ii) impose any present or future liability on Landlord; (iii) constitute a waiver of Landlord's rights hereunder or under the Lease or this Exhibit; (iv) impose on Landlord any responsibility for a design and/or construction defect or fault in the Tenant Improvements, or (v) constitute a representation or warranty regarding the accuracy, completeness or correctness thereof.

         2.5 Actual Review Costs. Tenant shall pay to Landlord its actual reasonable costs incurred by its architect in reviewing and approving the Preliminary Plans, Working Drawings and Final Plans. All such reimbursements shall be made within ten (10) days after receipt of written invoice for same.

         2.6 Changes. After approval of the Preliminary Plans or Final Plans by Landlord and Tenant, any changes in the Preliminary Plans or Final Plans shall require the prior written consent of Landlord in its reasonable discretion and the parties shall follow the same process as was required under sections 3.2 for approval of plans. Any change requested by Tenant that is approved in writing by Landlord shall be prepared by the Architect and shall be subject to the review and approval of Landlord in its reasonable discretion. The cost of such changes, including the cost to revise such plans, obtain any additional permits and construct any additional improvements required as a result thereof, and the cost for materials and labor, shall be included as part of the Construction Costs for the Tenant Improvements.

         2.7 Construction Budget for Tenant Improvements. After approval of the Final Plans by Landlord and Tenant as provided above, Tenant shall prepare a detailed estimate of the Construction Costs for the Tenant Improvements. Tenant shall deliver a copy of the construction budget to Landlord, which budget shall be subject to the reasonable approval of Landlord (when approved, the "Budget").

         2.8 Building Permits and Approvals. Not later than five (5) days after approval by Landlord and Tenant of the Final Plans and Construction Budget as provided above, Tenant or its Contractor shall submit the Final Plans to the appropriate governmental body for plan checking and all building permits and other governmental and quasi-governmental approvals.

         2.9 Conduct of Work. Tenant shall confine the construction activity to within the Premises as much as possible and shall work in an orderly manner removing trash and debris from the project on a daily basis. At no time will pipes, wires, boards or other construction materials cross public areas where harm could be caused to the public. All such work shall be undertaken in strict compliance with all Applicable Laws and Landlord rules and regulations. If Tenant fails to comply with these requirements, Landlord shall have the right, but not the obligation, to cause remedial action (at Tenant's cost) as deemed necessary by Landlord to protect the public. Tenant shall complete construction of the Tenant Improvements free and clear of all liens, security interests and encumbrances of any kind.

                  (a) Pre-construction Submittals to Landlord. A minimum often (10) days prior to the commencement of construction, Tenant shall submit the following items to Landlord:

                           (1)      A written statement setting forth the
proposed commencement date of construction and the estimated completion dates of construction work, fixturing work and projected opening date;

                           (2)      Certificates of all insurance required under
the Lease and this Exhibit;

                           (3)      Copies of all building permits, and all
other permits and approvals required by governmental agencies to construct the Tenant Improvements; and

                           (4)      Copies of all the construction contract with
Tenant's Contractor.

                  (b) Delays. Tenant shall with reasonable diligence prosecute construction of the Tenant Improvements to complete all work by the Commencement Date. Any delay in completing such work, including any delay as a result of governmental delays, acts of God and other events beyond the control of Tenant, shall not extend or delay the time for the commencement of payment rent or any other sum under the Lease.

                  (c) Correction of Work. Landlord may reject any portion of the Tenant Improvements which is defective or not in conformity with the Final Plans. Landlord shall not be responsible for correcting the portions of the Tenant Improvements which were defective or not in compliance with the Final Plans; all such work shall be the responsibility of Tenant at its sole cost and expense.

         2.10     Notice of Completion; Copy of Record Set of Plans. Within ten
(10) days after completion of construction of the Tenant Improvements, Tenant shall cause a notice of completion (or the equivalent notice required under local law to provide notice to all contractors, subcontractors and materialmen that the work is completed and the time for filing any mechanic's lien is running) to be recorded in the Official Records of the County where the Building is located, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction: (i) Tenant shall cause the Architect and Contractor (A) to update the Final Plans as necessary to reflect all changes made to the Final Plans during the course of construction, (B) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises; and (ii) Tenant shall deliver to Landlord a copy of all signed building permits and certificates of occupancy, and all warranties, guaranties, and operating manuals and information relating to the improvements, equipment and systems in the Premises.

         2.11 Tenant's Parties and Insurance. The Contractor and all subcontractors, laborers, materialmen, and suppliers used by Tenant collectively shall be referred to as "Tenant's Parties".

                  (a) Indemnity. Tenant's indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Parties, or any one directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment.

                  (b) Requirements of Tenant's Parties. Each of Tenant's Parties shall guarantee Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant's Parties shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors, and (ii) the date when the Tenant Improvements have been Substantially Completed. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to material or workmanship of or with respect to the Tenant Improvements shall be contained in the construction contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

                  (c) Insurance Requirements. In addition to the insurance requirements set forth in the Lease, Tenant shall comply with the following requirements:

                           (1)      General Coverages. All of Tenant's Parties
shall carry worker's compensation insurance covering all of their respective employees, and shall also carry commercial liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Lease.

                           (2)      Special Coverage. Tenant shall carry
"Builder's All Risk" insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant's Parties shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $1,000,000 per incident, $2,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in the Lease.

                           (3)      General Terms. Certificates for all
insurance carried pursuant to the foregoing sections shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. Tenant's Parties shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this section shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant's Parties. All insurance, except Workers' Compensation, maintained by Tenant's Parties shall preclude or waive subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the Landlord and that any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under the Lease or this Exhibit.

         2.12 Temporary Facilities During Construction. Tenant shall obtain in its name and pay for all temporary utility facilities, and the removal of debris, as necessary and required in connection with the construction of the Premises. Storage of Tenant's contractors' construction material, tools, equipment and debris shall be confined to the Premises and any other areas which may be designated for such purposes by Landlord. Landlord shall not be responsible for any loss or damage to Tenant's and/or Tenant's contractors' equipment. In no event shall any materials or debris be stored in the malls or service or exit corridors of the Project.

         2.13 Miscellaneous. The Tenant Improvements shall be subject to the inspection and reasonable approval of Landlord and its supervisory personnel. Landlord agrees not to unreasonably interfere with the construction of the Tenant Improvements.

                    ARTICLE 3 PAYMENT OF CONSTRUCTIONS COSTS

         3.1 Payment of Costs. Tenant shall pay for the Tenant Improvements, except for the Landlord's Allowance which Landlord shall advance as hereinafter provided. Landlord shall only be responsible for payment of up to the amount of Landlord's Allowance for the Tenant Improvements.

         3.2 Disbursement of Landlord's Allowance. After commencement of construction of the Tenant Improvements, Landlord shall make monthly disbursements as progress payments of the Landlord's Allowance for Construction Costs for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows. Landlord shall only be responsible for payment of up to the amount of Landlord's Allowance for the Tenant Improvements. The parties acknowledge that the Construction Costs for Tenant improvements will be greater than the amount of the Landlord's Allowance and Tenant is solely responsible for such addition costs ("EXCESS TI COSTS").

                  (a) Monthly Disbursements. In accordance with section 2.7, Tenant will prepare and deliver to Landlord the Budget of all Construction Costs for the Tenant Improvements, and Tenant shall promptly notify Landlord in writing of any changes (whether there is an increase or decrease in the Budget). Since the Construction Costs will exceed the Landlord's Allowance, Landlord will making progress payments of Landlord's Allowance in proportion to ratio that the initial amount of Landlord's Allowance bears to the total amount of all Construction Costs reflected in the Budget initially approved by Landlord (herein referred to as "Landlord's Pro Rata Share"). If there is a decrease in Construction Costs, then Landlord's Pro Rata Share shall be re-adjusted in proportion that the initial amount of Landlord's Allowance bears to the total amount of Constructions Costs). If there is an increase in the Construction Costs from the amount in the Budget ("Additional Costs"), there shall not be any adjustment in Landlord's Pro Rata Share, but Tenant shall be responsible for paying for such Additional Costs before Landlord is obligated to make any further progress payments of Landlord's Allowance until Tenant pays for such Additional Costs. In addition, prior to the release of a portion of Landlord's Allowance, Tenant shall provide written evidence reasonably satisfactory to Landlord of Tenant's readily available funds to pay for the Excess IT Costs.

                           (1) Not more frequently than monthly, Tenant shall submit to Landlord for its review and approval which shall not be unreasonably withheld (i) an application for payment to the Contractor, approved in writing by Tenant, on the standard AIA (G702) form showing, by trade and budget line item, the percentage of completion of the Tenant Improvements in the Premises prior to the date of each application for payment and for which prior payment has not been made; (ii) invoices from all of "Tenant's Parties" as that term is defined in Section 2.11 of this Work Letter, for labor rendered and materials delivered to the Premises for the applicable payment period; (iii) executed conditional mechanic's lien releases from all of Tenant's Parties; and (iv) all other information reasonably requested in good faith by Landlord, including without limitation, evidence of payment by Tenant of its share of the Construction Costs. When and to the extent approved by Landlord, each application for payment shall be referred to herein as an "Approved Progress Payment."

                           (2) Within fifteen (15) business days after approval by Landlord of an Approved Progress Payment, Landlord shall deliver a check to Tenant made jointly payable to Tenant and the Contractor, or any other provider of goods and services designated by Tenant to Landlord, in an amount equal to the lesser of: (A) Landlord's Pro Rata Share of the amount set forth in the Approved Progress Payment, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the "Final Retention", but in no event shall the Final Retention be in excess often percent inclusive of the retention amount provided pursuant to the Standard AIA (G702) Form); provided that no such retention shall be applicable to, in Landlord's reasonable discretion other Construction Costs included in the Approved Progress Payment for payment to suppliers for materials delivered to the Premises and subcontractors for completing performance of their work substantially in advance of the Substantial Completion of the Tenant Improvements, and (B) the balance of any remaining available portion of the Landlord's Allowance (not including the Final Retention). Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.

                  (b) Final Retention. Subject to the provisions of this Exhibit, a check for the Final Retention payable jointly to Tenant and Contractor shall be delivered by Landlord to Tenant following the completion of construction of the Premises and within fifteen (15) business days after receipt by Landlord of (i) the final certificate of occupancy for the Premises, (ii) copies of all applicable building permits reflecting final sign-off by the local governmental authority, (iii) a copy of the as-built Final Plans for the Tenant Improvements, (iv) unconditional lien waivers from the general contractor and all subcontractors and suppliers, (v) receipt and approval by Landlord of the Architect's certificate referred to in the definition of Substantial Completion in this Exhibit, which approval shall not be unreasonably withheld, and (vi) Landlord has reasonably determined that no materially substandard work exists which materially and adversely affects the mechanical, electrical, plumbing, heating, ventilating and air-conditioning, life-safety or other systems of the Building, the curtain wall of the Building, or the structure or exterior appearance of the Building.

                  (c) Failure to Disburse Landlord's Allowance. In the event that Landlord fails to fulfill its obligation to disburse the Landlord's Allowance in accordance with the terms of Sections 3.2(a) or (b) of this Work Letter, following five (5) business days written notice from Tenant and Landlord's failure to cure within such period, Tenant shall continue to perform the work of the Tenant Improvements and offset any unpaid portions of the Landlord's Allowance plus interest at the Interest Rate against Tenant's obligation for Minimum Monthly Rent next coming due under this Lease.

                          ARTICLE 4 GENERAL PROVISIONS

         4.1 Bonds. Upon the written request of Landlord prior to commencing construction of the Tenant Improvements, Tenant shall deliver to Landlord certified copies of a bond issued by a surety company authorized to do business in the state where the Building is located and reasonably accepted to Landlord in principal amount not less than the full amount of the Tenant Improvement Construction Costs, issued on behalf of Tenant's general contractor, naming Tenant and Landlord (and if requested by Landlord, its lender under any deed of trust or other financing instrument affecting the Project or any portion thereof) as dual obligees. Notwithstanding the delivery by Tenant of such bond, Tenant shall pay promptly for all labor and materials supplied to Tenant in connection with the construction of the Tenant Improvements, shall not cause or permit any liens for such labor or materials to attach to the Land or the Building, and shall bond or discharge any such lien which may be filed or recorded within fifteen (15) days after Tenant receives actual notice of such filing or recording.

         4.2. Tenant's Representative. Tenant hereby authorizes Deutsch & Associates as Tenant's representative to act on its behalf and represents its interests with respect to all matters which pertain to the construction of Tenant Improvements, and to make decisions binding upon Tenant with respect to such matters.

         4.3 Landlord's Representative. Landlord hereby authorizes Henry E. Baldenegro, located in Phoenix, Arizona, to act as Landlord's representative in connection with construction of the Tenant Improvements. Tenant hereby expressly recognizes and agrees that no other person claiming to act on behalf of Landlord is authorized to do so, and any costs, expenses, liabilities or obligations incurred or paid by Tenant in reliance on the discretion of any such other person shall be Tenant's sole responsibility.

                                   EXHIBIT -D-

                         ACKNOWLEDGEMENT OF COMMENCEMENT

         This Acknowledgment is made as of __________________ with reference to that certain Lease Agreement (hereinafter referred to as the "Lease") dated September , 1999, by and between Bedford Property Investors, Inc. as "Lessor" therein, and Alliance Medical Corporation, a Delaware corporation, as "Lessee", for the demised premises situated at 10232 South 51st Street, Phoenix, Arizona 85044.

The undersigned hereby confirms the following:

1. That the Lessee accepted possession of the Demised Premises (as described in said Lease) on ___________ and acknowledges that the premises are as represented by the Lessor and in good order, condition and repair.

2. That all conditions of said Lease to be performed by Lessor prerequisite to the full effectiveness said Lease have been satisfied and that Lessor has fulfilled all of its duties of an inducement nature.

3. That in accordance with the provisions of said Lease the commencement date of the term is ____________ and that, unless sooner terminated, the original term thereof expires on __________.

4. That said Lease is in full force and effect and that the same represents the entire agreement between Lessor and Lessee concerning said Lease.

5. That there are no existing defenses which Lessee has against the enforcement of said Lease by Lessor, and no offsets or credits against rentals.

6. That the minimum rental obligation of said Lease is presently in effect and that all rentals, charges and other obligations on the part of Lessee under said Lease commenced to accrue on _______________.

7. That the undersigned Lessee has not made any prior assignment, hypothecation or pledge of said Lease or of the rents hereunder.

LESSEE: ALLIANCE MEDICAL CORPORATION,
       A DELAWARE CORPORATION


By:
    ----------------------------------
       Ricardo Ferreira

Its:   President and CEO

Date:
      --------------------------------

                                   EXHIBIT -E-

                   RULES AND REGULATIONS ATTACHED TO AND MADE
                               A PART OF THE LEASE

1. Subject to the terms of the Lease, no sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on the Building or any part thereof, or which is visible from the outside of the Building, without the prior written consent of the Landlord, first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice and at the expense of Tenant.

         All approved signs or lettering on doors shall be printed, affixed or inscribed at the expense of Tenant by a person approved by Landlord.

         Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.

         Window covering desired by Tenant shall be approved by Landlord.

2. If a directory is located at the Building, it is provided exclusively for the display of the name and location of Tenant only and Landlord reserves the right to exclude any other names therefrom.

3. The sidewalks, passages, exits, entrances, and stairways in and around the Building shall not be obstructed by Tenant or used by it for any purpose other than ingress and egress from the Premises. The passages, exits, entrances, stairways, and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building, provided that nothing herein contained shall be construed to prevent such access to the Premises by persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. Neither Tenant nor any employees or invitees of Tenant shall go upon the roof of the Building.

4. Tenant shall not be permitted to install any additional lock or locks on any door in the Building unless written consent of Landlord shall have first been obtained. Each Tenant must, upon the termination of his tenancy, restore to the Landlord all keys of offices, and toilet rooms, either furnished to, or otherwise procured by, such Tenant and in the event of loss of any keys furnished to Tenant, such Tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

5. The toilets, urinals and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no rubbish, newspapers, rags or other substances shall be thrown into them. Wastes and excessive or unusual use of water shall not be allowed. Tenant shall be responsible for any breakage, stoppage or damage resulting from the violation of this rule by Tenant or its employees or invitees.

6. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises except as may be expressly permitted in the Lease in connection the in the ordinary course of Tenant's business.

7. The Premises shall not be used for the storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable, immoral or illegal purposes.

8. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline, or inflammable or combustible fluid or material except as may be expressly permitted in the Lease in the ordinary course of Tenant's business, or use any method of heating or air conditioning other than that supplied by Landlord.

9. Landlord will direct electricians as to the manner and location in which telephone and telegraph wires are to be introduced. No boring or cutting for wires will be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

10. Except as part of the Tenant Improvements contemplated by the Lease, Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

11. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

12. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

13. Tenant shall be entitled to use parking spaces subject to such reasonable conditions and regulations as may be imposed from time to time by Landlord. Tenant agrees that vehicles of Tenant or its employees, or agents shall not park in driveways nor occupy parking spaces or other areas reserved for any use such as Visitors, Delivery, Loading. Landlord or its agents, shall have the right to cause or be removed any car of Tenant, its employees or agents, that may be parked in unauthorized areas, and Tenant agrees to save and hold harmless Landlord, its agents and employees from any and all claims, losses, damages and demands asserted or arising in respect to or in connection with the removal of any such vehicle. Tenant, its employees, or agents shall not park campers, trucks or cars on the Premises parking areas overnight or over weekends, Tenant will from time to time, upon request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees and agents.

14. Tenant is responsible for purchasing and installing a security system if required by law or ordinance. The cost of purchasing and installation of any such system is the sole cost and expense of the Tenant.

15. The display, carrying, and use of pistols, rifles, shotguns and other firearms is prohibited in and about the Building, the parking lots and other common areas, except for authorized municipal, state and federal law enforcement personnel. Tenant and its employees, agents and invitees shall not display, carry or use any firearms within the Building, parking lots or other common areas.

16. Landlord reserves the right to make modifications hereto and such other and further rules and regulations as in its sole judgment may be required for the safety, care and cleanliness of the Premises and the Building and for the preservation of good order therein. Tenant agrees to abide by all such rules and regulations.

                                   EXHIBIT -F-

                                  SIGN CRITERIA

A.       SIGN CRITERIA

This establishes a uniform policy for all tenant signage identification within 10232 SOUTH 51ST STREET. The criteria has been established for the purpose of maintaining the overall appearance of the center. Conformance will be strictly enforced. Any sign or graphics installed that does not conform to the criteria will be brought into conformity at the expense of the tenant. Removal of any signage is the sole responsibility of the tenant.

B.       GENERAL REQUIREMENTS

         1. A drawing must be supplied showing the size and text to be displayed. Each tenant must follow the attached drawings (Exhibits 1-2). These are the only acceptable signs allowed unless otherwise specified or approved by the owner.

         2. Owner must approve all copy prior to installation or fabrication of any signage. Tenant shall be responsible for providing the owner with the final copy for approval.

         3.       Tenant is responsible for the cost of all signage.

         4.       Owner will direct the placement of all such signage.

C.       GENERAL SPECIFICATIONS

         1.       Exhibit #1        Main Tenant Identification sign

                  The main tenant identification sign for each suite must be placed on the glass sign band above the entrance on the building. Text height not to exceed 18" letters and must be white self adhesive vinyl diecut letters. It also must be left justification like drawing.

         2.       Exhibit #2        Front Doorway Entry Sign

                  Only the tenant name and suite number shall be displayed. Placement must be approved by the owner. Text height not to exceed 4". Letters to be self-adhesive white diecut vinyl.

         3.       Exhibit #3        Rear Delivery Entrance Plaque

                  Only the tenant name and suite number should be displayed. Placement must be approved by the owner. Size 20" x 20"-1/2" clear acrylic with polished beveled edges. Second surface white vinyl text with Dolphin Gray background. Dunn-Edwards 8773M

         4.       Exhibit #4        Rear delivery suit numbers

                  Only the suite number is allowed. 12" Numeral, 1/4" to match Dunn-Edwards 8773 Dolphin Gray acrylic. Anything other than this must be approved by the owner.

D.       OTHER SPECIFICATIONS

         1. Individual letters shall be self-adhesive white vinyl. All numerals to be Palatino roman style all topography Palatino Italic style. Corporate logos and fonts must be approved by the owner.

         2.       Tenant shall be allowed one sign type of each exhibit number.

         3. All sign lettering shall be white in color. No other colors shall be allowed.

         4.       No electrical or audible signs will be allowed.

         5. Upon the removal of any sign, any damage to the building will be repaired by Tenant, at Tena: sole cost and expense.

         6. Except as provided herein, no advertising placards, banners pennants, manes, insignia trademarks, or other descriptive materials shall be affixed or maintained upon any automatic machine, glass panes of the building, landscaped areas, streets, or parking areas.

         7. All other signage is prohibited without approvals from the owner.

Contact the individual below prior to fabrication and installation of your sign:

                           HENRY E. BALDENEGRO
                           BEDFORD PROPERTY INVESTORS, INC.
                           4636 E. ELWOOD #L
                           PHOENIX, AZ 85040
                           480-921-3202; 480-921-3215 FAX






-------------------                                            -----------------
Landlord's Initials                                            Tenant's Initials

                                 ADDENDUM NO. 1

         This ADDENDUM NO. 1 (this "Addendum") is made in connection with and is a part of that certain Business Park Net Lease, dated as of September 23, 1999, by and between BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation, as Landlord, and Alliance Medical Corporation, a Delaware corporation, as Tenant, (the "Lease").

         1. Definitions and Conflict. All capitalized terms referred to in this Addendum shall have the same meaning as provided in the Lease, except as expressly provided to the contrary in this Addendum. In case of any conflict between any term or provision of the Lease and any exhibits attached thereto and this Addendum, this Addendum shall control.

         2. Roof Repairs and Replacement. Landlord shall be responsible at its expense for the replacement of the roof of the Building as provided in section 19.1 of the Lease. However, while Landlord is also responsible for repairing and maintaining the roof of the Building, the cost for such repairs and maintenance to the roof shall be included in Common Area Costs.

         3. Option to Extend. Tenant shall have two (2) options to extend the term of the Lease for a period of five (5) years each as hereinafter provided (each such option period shall be referred to as an "Extended Term") by giving written notice of exercise of such option ("Extension Option Notice") at least two hundred seventy (270) days, but not more than three hundred sixty-five
(365) days, prior to the then scheduled expiration of the term of the Lease. The first Extended Term shall commence, if at all, immediately following the expiration of the initial term of the Lease and the second Extended Term shall commence, if at all, immediately following the expiration of the first Extended Term (if exercised by Tenant). If Tenant has defaulted under any provision of the Lease (after notice and the expiration of the applicable cure period) three
(3) or more times during the term (as the same may be extended hereunder), or if Tenant is in default (after notice and the expiration of the applicable cure period) under any provision of the Lease on the date of giving an Extension Option Notice, or if Tenant is in default (after notice and the expiration of the applicable cure period) under any provision of the Lease on the date of the applicable Extended Term is to commence, such Extended Term at the option of Landlord shall not commence and the Lease shall expire at the end of term without such Extended Term. Each Extended Term shall be upon all of the terms and provisions of the Lease, except that the Minimum Monthly Rent during each applicable Extended Term shall be the greater of the Minimum Monthly Rent payable by Tenant during the last month prior to the commencement of the applicable Extended Term, or ninety-five percent (95%) of then Fair Market Rental (hereinafter defined). The foregoing option to extend is personal to the original Tenant signing the Lease, but not be assigned or transferred by any assignee, sublessee or transferee under a Transfer.

                  3.1 Fair Market Rental. The term "Fair Market Rental" for purposes of determining Minimum Monthly Rent during the applicable Extended Term shall mean the base monthly rent generally applicable to similar leases in like buildings for space of comparable size, age, quality of the Premises within the boundaries of Priest Drive to the east, Elliott Road to the South, 40th Street to the west and University Drive to the North, in Tempe, Arizona, projected as of the first day of the applicable Extended Term by giving due consideration for the quality of the Building and improvements therein (including the quality of the then existing improvements in the Premises as if they had been newly constructed and paid for by Landlord on the first day of the applicable Extended Term specifically for the applicable Extended Term), for a term comparable to the applicable Extended Term at the time the commencement of the applicable Extended Term is scheduled to commence, without any deduction for amortization or cost of tenant improvements or commissions whether or not incurred by Landlord, and otherwise subject to the terms and conditions of this Lease that will be applicable during the applicable Extended Term, except that (a) Landlord shall not be obligated to provided any Landlord Allowance and (b) Tenant shall not have any options to extend beyond the initial two options provided in this Lease.

                  3.2      Determination of Fair Market Rental. Within thirty
(30) days after receipt of the Extension Option Notice, Landlord shall notify Tenant in writing of Landlord's determination of the Fair Market Rental ("Landlord's Value Notice") for the applicable Extended Term. If Tenant disagrees with Landlord's Value Notice, Tenant shall so notify Landlord of Tenant's opinion of the Fair Market Rental ("Tenant's Value Notice") within ten
(10) days after receipt of Landlord's Value Notice. If the parties are unable to resolve their differences within twenty (20) days thereafter, either party may apply for Arbitration as provided below. If neither party applies for Arbitration within ten (10) days after receipt by Tenant of Landlord's Value Notice, Tenant shall be bound to the Fair Market Rental stated in Landlord's Value Notice. Should either party elect to arbitrate, and if the arbitration is not concluded before the commencement of the applicable Extended Term, Tenant shall pay Minimum Monthly Rent to Landlord based on the Fair Market Rental set forth in Landlord's Value Notice, until the Fair Market Rental is determined in accordance with the arbitration provisions hereof ("Arbitration"). If the Fair Market Rental as determined by Arbitration differs from that stated in Landlord's Value Notice, then any adjustment required to correct the amount previously paid by Tenant shall be made by payment by the appropriate party within thirty (30) days after the determination of Fair Market Rental by Arbitration has been concluded, as provided herein.

                  3.3 Arbitration. In the event either party seeks Arbitration of Fair Market Rental under the provisions hereof for the applicable Extended Term, the other party shall be bound to submit the matter for determination by Arbitration. The Arbitration shall be conducted and determined in the County where the Premises are located.

                  3.4 Demand for Arbitration. A party demanding Arbitration hereunder shall make its demand in writing ("Demand Notice") within ten (10) days after service of Landlord's Value Notice. A copy of the Demand Notice shall be sent to the President of the Real Estate Board for the county in which the Premises are located. If there is no Real Estate Board or Board President for the county in which the premises are located, then a copy of the Demand Notice shall be sent to the Presiding Judge of the highest trial court in such county for the state in which the Premises are located. The Board President, or Presiding Judge, whichever is applicable, is hereinafter referred to as the "Appointer." The Appointer, acting in his personal, private capacity, shall appoint within ten (10) days thereafter a real estate broker with at least seven
(7) years experience leasing properties in the same county for the general type of use to which the Premises are devoted under the terms of this Lease. The Arbitrator shall be a person who would be qualified to serve as an expert witness and to give opinion testimony addressed to the issue in a court of competent jurisdiction. Such a party is hereinafter referred to as the "Arbitrator." The parties may, however, before sending the Demand Notice to the Appointer, mutually agree upon an Arbitrator of their own choice, in which event such appointment shall nullify the necessity of appointment of an Arbitrator by an Appointer.

                  3.5 Decision of the Arbitrator. The Arbitrator so selected shall, within ninety (90) days after his appointment, state in writing his determination as to whether Landlord's valuation, or Tenant's valuation of Fair Market Rental, most closely approximates his own. The Arbitrator may not state his own opinion of Fair Market Rental, but is strictly limited to the selection of Landlord's Fair Market Rental evaluation as stated in Landlord's Value Notice or Tenant's Fair Market Rental evaluation as stated in the Notice of Exercise. The Arbitrator shall have the right to consult experts and competent authorities with factual information or evidence pertaining to a determination of Fair Market Rental, but any such consultation shall be made in the presence of both parties with full right to cross examine. The Arbitrator shall have no right to propose a middle ground or any modification of either of the proposed valuations, and shall have no power to modify the provisions of this Lease. The valuation so chosen as most closely approximating that of the Arbitrator shall constitute the decision of the Arbitrator and shall be final and binding upon the parties, absent fraud or gross error. The Arbitrator shall render a decision and award in writing, with counterpart copies to each party and judgment thereon may be entered in any court of competent jurisdiction.

                  3.6 Successor Arbitrator; Fees and Expenses. In the event of failure, refusal, or inability of the Arbitrator to act in a timely manner, a successor shall be appointed in the same manner as such Arbitrator was first chosen hereunder, if such Arbitrator was chosen by an Appointer. If chosen by mutual agreement, the parties shall, in this succeeding instance, chose an Arbitrator through means of the procedure for the Appointer. The fees and expenses of the Arbitrator and the administrative hearing fee, if any, shall be divided equally between the parties. Each party shall bear its own attorneys' fees and other expenses including fees for witnesses in presenting evidence to the Arbitrator.

                  3.7 Acknowledgment of Rent. After the Minimum Monthly Rent for the applicable Extended Term has been established in accordance with the foregoing procedure, Landlord and Tenant shall promptly execute an amendment to the Lease to reflect the Minimum Monthly Rent for the applicable Extended Term.

         4. Satellite Devices. Provided there is no uncured event of default under the Lease and provided that Tenant is occupying and operating its business at the Premises, Tenant shall have the non-exclusive right, subject to the limitations set forth herein, at its sole cost and expense, to construct, install, maintain and operate one Satellite Device or antenna that is not more than thirty-six inches in diameter ("Satellite Device") on the roof of the Building containing the Premises so long as the Satellite Device may be shielded and concealed from view to Landlord's reasonable satisfaction. Tenant's rights under this section are personal to the original Tenant executing the Lease, but not any other assignee, sublessee or transferee of any Tenant. Tenant's rights hereunder are expressly conditioned upon and limited by the following:

                           (a)      The precise location of the Satellite Device
on the roof of the Building shall be subject to the approval of Landlord in its sole and absolute discretion;

                           (b)      Landlord shall specify the method of
shielding the Satellite Device from view, or other decorative architectural features required to make the Satellite Device aesthetically pleasing in Landlord's sole and absolute discretion;

                           (c)      Tenant shall indemnify, defend and hold
harmless Landlord from and against all loss, cost, liability, obligation or expense whatsoever or any allegation or claim thereof arising as a result of the installation, existence, or operation of the Satellite Device, including, without limitation, damage to the roof, to the Building or to persons or property;

                           (d)      Tenant shall submit to Landlord any plans
for Landlord's prior written approval in its good faith discretion, including the aesthetic shielding noted above;

                           (e)      Tenant shall submit to Landlord a
construction schedule for the construction and installation of the Satellite Device and architectural shielding subject to Landlord's prior written approval in its good faith discretion and thereafter conform to such schedule;

                           (f)      The installation, use, operation and
maintenance of the Satellite Device by Tenant shall be in compliance with all statutes, laws, rules, regulations, ordinances, decrees or orders of any governmental authority, whether federal, state or local, having jurisdiction in connection therewith. Without limitation on the generality of the foregoing, Tenant shall secure and maintain in force and effect all governmental licenses, permits and approvals required for the installation and use of the Satellite Device, including any requisite building permits;

                           (g)      Tenant's access to the roof of the Building
for purposes of installing and maintaining the Satellite Device and related facilities shall be subject to such procedures, regulations and limitations as Landlord may impose; provided, however, that any such procedures, regulations and limitations shall not effectively prohibit or preclude access at all times. However, to the extent any cost to operate the Satellite Device is not separately metered to Tenant, Tenant shall reimburse Landlord for any cost incurred in connection therewith, which payment shall be made within ten (10) days after request therefor;

                           (h)      Tenant agrees that, if Landlord makes any
repairs or maintenance to the Building or Common Areas, or any alterations, modifications, additions or improvements to the Building or Common Areas, including any such work to the electrical, mechanical or other operating systems within the Building, Tenant at its sole cost shall make any concomitant adjustments or modifications to the Satellite Device and its related facilities, as such adjustments and modifications are determined to be necessary by any architect, engineer or other contractor engaged by Landlord in connection therewith, or, at Tenant's option, the Satellite Device may be removed by Tenant from the roof at any time. The making of the requisite adjustments and modifications for the Satellite Device and its related facilities shall be made in accordance with plans and specifications which are prepared, submitted, reviewed and approved by Landlord in its sole and absolute discretion; and

                           (i)      At the expiration or earlier termination of
the Lease or time for removal of the Satellite Device, Tenant must remove or cause the removal of the Satellite Device and its related facilities from the Building at Tenant's sole cost and expense. Such removal shall be done in a good and workmanlike manner, and Tenant at its sole cost and expense shall repair and restore any resulting injury or damage to the Building and Common Areas. If Tenant fails to complete the removal by the expiration or earlier termination of this Lease, then at Landlord's election, the Satellite Device and its related facilities shall be deemed abandoned and at Landlord's option in its sole and absolute discretion, shall thereupon become the property of Landlord, in which case Landlord may possess, use, dispose of and otherwise enjoy the beneficial incidents of the ownership thereof as Landlord deems appropriate. Tenant hereby irrevocably waives any rights it has to the contrary under applicable laws.

Tenant agrees and understands that the review of all plans by Landlord is solely to protect the interests of Landlord in the Building, and Landlord shall not be the guarantor of, nor responsible for, the correctness, completeness or accuracy of any such plans or compliance of such plans with applicable laws. Landlord's approval of any plans, work or any matter under this section shall not: (i) constitute an opinion or agreement by Landlord that such plans for the Satellite Device are in compliance with all applicable laws, (ii) impose any present or future liability on Landlord; (iii) constitute a waiver of Landlord's rights hereunder or under the Lease; (iv) impose on Landlord any responsibility for a design and/or construction defect or fault in the Satellite Device, (v) constitute a representation or warranty regarding the accuracy, completeness or correctness thereof of any plans, or (vi) such plans or any work are in accordance with industry standards or will make the Satellite Device operational or functional upon completion.

         5. Letter of Credit Security Deposit. Pursuant to the terms of the Lease, a Security Deposit of $540,000.00 is required from Tenant. In lieu of depositing cash for the full amount of the Security Deposit, Tenant shall have the right to deposit a letter of credit for up to $500,000.00 (the "Maximum Letter of Credit Amount"), with the balance of the Security Deposit in the form of cash. Said letter of credit shall be in the form of an irrevocable, unconditional and clean standby letter of credit and otherwise in the form set forth below (the "Letter of Credit"). The term Security Deposit shall mean the cash portion of the Security Deposit and the Letter of Credit.

                  5.1 Form of Letter of Credit. The Letter of Credit shall be issued by a national bank acceptable to Landlord in its reasonable discretion. If the Letter of Credit is not issued by a bank with offices in the San Francisco Bay Area that will accept and pay on any draw on the Letter of Credit, then the Letter of Credit must designate an advisory or correspondent bank in the San Francisco Bay Area to accept and any on any draw on the Letter of Credit. The Letter of Credit shall be issued for a term of at least twelve
(12) months (with a term during the last year of the Lease Term of at least one full month following the expiration of the Lease Term) and shall be in a form and with such content acceptable to Landlord in its sole and absolute discretion. Any Letter of Credit that Tenant delivers to Landlord in replacement of an existing Letter of Credit shall be in an amount equal to the replaced Letter of Credit (prior to any draws) so that the cash and Letter of Credit together equal the amount of the Security Deposit required under the Lease. Any such replacement Letter of Credit shall be delivered to and received by Landlord no later than thirty (30) days prior to the expiration of the term of the Letter of Credit then in effect. If Tenant fails to deposit a replacement Letter of Credit or renew the expiring Letter of Credit, Landlord shall have the right to draw upon the expiring Letter of Credit for the full amount thereof and hold the same as Security Deposit; provided, however, that if Tenant


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
provides a replacement Letter of Credit that meets the requirements of this section, Landlord shall promptly return to Tenant in cash that amount of the Letter of Credit that had been drawn upon by Landlord. The Letter of Credit shall expressly permit full and partial draws; however, if for any reason the Letter of Credit does not permit partial draws, then Landlord shall have the right to make a full draw on the Letter of Credit, notwithstanding that the full amount may not be required to cure any default by Tenant. The Letter of Credit shall designate Landlord as beneficiary and shall be transferable by beneficiary to any transferee, successor, and assign (including any lender of Landlord) at no cost or expense to beneficiary. The Letter of Credit shall provide that it may be drawn by Landlord (or its assignee) upon presentation by Landlord to the issuing bank (at its offices in the San Francisco Bay Area) of a sight draft(s), together with a written statement executed by Landlord stating that the amount requested is due Landlord under the Lease. The amount of the draw requested by Landlord shall be payable by the bank without further inquiry or any other documentation or further action required of the bank, Landlord, or Tenant. All costs and expenses to obtain the Letter of Credit and all renewals shall be borne by Tenant.

         If the Letter of Credit is drawn upon by Landlord, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to amount required under the Lease and this Addendum. The use, application or retention of the Letter of Credit or any cash portion of the Security Deposit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to use all or any past of the Letter of Credit or cash portion of the Security Deposit, and such use shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant shall not be entitled to any interest on the cash portion of the Security Deposit. The exercise of any rights of Landlord to the Security Deposit shall not constitute a waiver of nor relieve Tenant from any liability or obligation for any default by Tenant.

                  5.2 Reduction for Performance. The amount of the Maximum Letter of Credit Amount may be reduced in accordance with the performance schedule set forth below, which is based on Tenant's positive Cash Flow from Operations (as hereinafter defined); provided that no default by Tenant, after notice thereof to Tenant, of any provision of the Lease exists at the time of the request or through the date of the scheduled reduction and no such default occurred during the year immediately prior to the effective date of the reduction under this section. Tenant's "Cash Flow from Operations" shall mean the revenue from operations at Tenant, less the cost of sales, operations and interest expenses exclusive of depreciation, and shall be reflected in Tenant's quarterly report certified by Tenant's Chief Financial Officer (herein referred to as the "Certified Quarterly Report"). If Tenant is entitled to reduce the Maximum Letter of Credit Amount pursuant to this paragraph, Tenant shall deliver to Landlord written notice of its request for such reduction together with the Certified Quarterly Reports which shall be subject to the reasonable approval of Landlord. Landlord's approval or disapproval shall be based on determining the validity of the Certified Quarterly Reports, whether such reports reflect that Tenant has achieved the applicable performance standard and whether Tenant is otherwise in compliance with the paragraph. Tenant covenants and agreement to provide any supporting information reasonably requested by Landlord with respect to any Certified Quarterly Report. Landlord shall notify Tenant of its approval or disapproval of any such request within thirty (30) days after receipt by Landlord of the written request and applicable Certified Quarterly Reports.

If Landlord approves of such request, then Tenant may, not less than ten (10) days after Landlord's approval, either obtain and deliver a new or amended Letter of Credit to replace or amend, as the case may be, the then existing Letter of Credit, in an amount required under this section. The performance schedule for a reduction of the Maximum Letter of Credit Amount is as follows:

         PERFORMANCE STANDARD           REDUCTION AMOUNT                  REMAINING MAXIMUM
                                                                          LETTER OF CREDIT AMOUNT
         ----------------------------------------------------------------------------------------------
         2 consecutive quarters of      $(25,000)                         $475,000
         positive Cash Flow from
         Operations
         3rd consecutive quarter of     $(35,000)                         $440,000
         positive Cash Flow from
         Operations
         4th consecutive quarter of     $(60,000)                         $380,000
         positive Cash Flow from
         Operations
         5th consecutive quarter of     $(70,000)                         $310,000
         positive Cash Flow from
         Operations
         6th consecutive quarter of     $(80,000)                         $230,000
         positive Cash Flow from
         Operations
         7th consecutive quarter of     $(95,000)                         $135,000
         positive Cash Flow from
         Operations
         8th consecutive quarter of     $(10,000) This final              The final amount remaining on
         positive cash flow             reduction amount is subject       the Letter of Credit is subject
                                        to adjustment so that the         to adjustment so that then cash
                                        remaining Security Deposit is     portion of the Security Deposit
                                        at least equal to 125% of the     and the remaining amount of the
                                        last month's Minimum Monthly      Letter of Credit together
                                        Rent plus Tenant's monthly        equals at least 125% of the
                                        share of Common Area Costs,       last month's Minimum Monthly
                                        Taxes and Complex Insurance       Rent plus Tenant's monthly
                                        Premium.                          share of Common Area Costs,
                                                                          taxes and Complex Insurance
                                                                          Premium.

                  5.3      Return or Transfer of Letter of Credit. Within thirty
(30) days after the expiration or earlier termination of the Lease and provided Tenant has complied with all of its obligations under the Lease, Landlord shall promptly return the refundable portion of the Security Deposit, including the Letter of Credit, to Tenant. In the event of a transfer of the Premises, Building or Project by Landlord, Landlord or any subsequent transferor shall deliver the refundable portion of the Security Deposit, including both the cash portion and the Letter of Credit, to the successor landlord or transferee.





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